AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 27, 1999
              REGISTRATION NOS. 333          , 333         and 333
   ============================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                     -----------
                                       FORM S-3
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                     -----------


                PP&L RESOURCES, INC.          PP&L CAPITAL FUNDING, INC.
            (Exact name of registrant as     (Exact name of registrant as
              specified in its charter)       specified in its charter)
            Pennsylvania (State or other               DELAWARE
            jurisdiction of incorporation    (State or other jurisdiction
                  or organization)               of incorporation or
                     23-2758192                     organization)
                  (I.R.S. Employer                    23-2926644
                 Identification No.)               (I.R.S. Employer
                                                 Identification No.)

               TWO NORTH NINTH STREET           TWO NORTH NINTH STREET
               ALLENTOWN, PENNSYLVANIA         ALLENTOWN, PENNSYLVANIA
                     18101-1179                       18101-1179
                   (610) 774-5151                   (610) 774-5151
            (Address, including zip code,   (Address, including zip code,
                and telephone number,           and telephone number,
               including area code, of         including area code, of
               registrant's principal           registrant's principal
                 executive offices)               executive offices)


                             PP&L CAPITAL FUNDING TRUST I
                (Exact name of registrant as specified in its charter)
                                       DELAWARE
            (State or other jurisdiction of incorporation or organization)
                                  TO BE APPLIED FOR
                         (I.R.S. Employer Identification No.)
                                TWO NORTH NINTH STREET
                         ALLENTOWN, PENNSYLVANIA  18101-1179
                                    (610) 774-5151
            (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                    JAMES E. ABEL
                         VICE PRESIDENT-FINANCE AND TREASURER
                                 PP&L RESOURCES, INC.
                                TWO NORTH NINTH STREET
                         ALLENTOWN, PENNSYLVANIA  18101-1179
                                    (610) 774-5151
              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

                                     ------------

                                      COPIES TO:

                  CATHERINE C. HOOD              ROBERT B. HIDEN, JR.
              THELEN REID & PRIEST LLP           SULLIVAN & CROMWELL
                 40 WEST 57TH STREET               125 BROAD STREET
              NEW YORK, NEW YORK  10019       NEW YORK, NEW YORK  10004
                   (212) 603-2000                   (212) 558-4000


                                     -----------

               APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
          PUBLIC: From time to time after the registration statement becomes effective, as determined by market and other conditions.

               If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
               If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]
               If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
               If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
          [ ]
               If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE
===============================================================================
                                     Proposed         Proposed
                                      maximum         maximum
Title of each class                  offering        aggregate      Amount of
of securities to be  Amount to be  price per unit    offering     Registration
   registered         registered    (1)(2)(3)     price (1)(2)(3)    fee (5)
-------------------------------------------------------------------------------
PP&L Resources Common
  Stock, par value
  $.01 per share . .
-------------------------------------------------------------------------------
PP&L Resources Stock
 Purchase Contracts .
-------------------------------------------------------------------------------
PP&L Resources Stock
 Purchase Units   . .
-------------------------------------------------------------------------------
PP&L Capital Funding
 Debt Securities  . .
-------------------------------------------------------------------------------
PP&L Resources
 Guarantees of
 PP&L Capital
 Funding Debt
 Securities
 ("Guarantees")(4)
-------------------------------------------------------------------------------
PP&L Capital Funding
 Trust I Preferred
 Trust Securities
-------------------------------------------------------------------------------
PP&L Resources
 Guarantee
 ("Preferred
 Securities
 Guarantee") of
 PP&L Capital
 Funding Trust I
 Preferred Trust
 Securities (4)
-------------------------------------------------------------------------------
PP&L Capital Funding
 Subordinated Debt
 Securities (4)
-------------------------------------------------------------------------------
PP&L Resources
 Subordinated
 Guarantees of
 PP&L Capital
 Funding
 Subordinated Debt
 Securities
 ("Subordinated
 Guarantees")(4)
-------------------------------------------------------------------------------
 Total(5) . . . .    $1,200,000,000      100%      $1,200,000,000     $332,691
===============================================================================

(1) There are being registered hereunder such presently indeterminate principal amount or number of (a) shares of Common Stock, Stock Purchase Contracts and Stock Purchase Units which may be sold from time to time by PP&L Resources, Inc., (b) Debt Securities which may be sold from time to time by PP&L Capital Funding, Inc., and which will be guaranteed as to payment as set forth herein by PP&L Resources, (c) Preferred Trust Securities which may be sold from time to time by PP&L Capital Funding Trust I, and which will be guaranteed as set forth hereunder by PP&L Resources, and (d) Subordinated Debt Securities which may be sold from time to time by PP&L Capital Funding, and which will be guaranteed as to payment as set forth herein by PP&L Resources. In no event will the aggregate initial offering price of all Common Stock, Stock Purchase Contracts, Stock Purchase Units, Debt Securities, Preferred Trust Securities or Subordinated Debt Securities issued from time to time pursuant to this Registration Statement exceed $1,200,000,000. If any such securities are issued at an original issue discount, then the aggregate initial offering price as so discounted shall not exceed $1,200,000,000, notwithstanding that the stated principal amount of such securities may exceed such amount. In addition, there are being registered hereunder an indeterminate number of shares of Common Stock issuable by PP&L Resources upon settlement of the Stock Purchase Contracts or Stock Purchase Units.

(2) Estimated solely for the purpose of determining the registration fee. The proposed maximum initial offering price per security will be determined, from time to time, by the registrants in connection with the issuance of the Securities, the Guarantees, the Preferred Securities
     Guarantees and the Subordinated Guarantees registered hereunder.

(3)  Exclusive of accrued interest or dividends, if any.

(4) No separate consideration will be received for the Guarantees, the Preferred Securities Guarantee or the
     Subordinated Guarantees. Subordinated Debt Securities may be purchased by PP&L Capital Funding Trust I with the proceeds of the sale of Preferred Trust Securities, in which case no separate consideration will be received for the Subordinated Debt Securities.

(5) Pursuant to Rule 429 under the Securities Act of 1933, the combined Prospectus filed as part of this Registration Statement also relates to $3,000,000 aggregate amount of Debt Securities registered pursuant to Registration Statement File Nos. 333-38003 and 333-38003-01.
     Registration fees with respect to those Debt Securities were paid in the amount of $909.


    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
===============================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 27, 1999


PROSPECTUS                                    PP&L RESOURCES, INC.
                                              PP&L CAPITAL FUNDING, INC.
                                              PP&L CAPITAL FUNDING TRUST I
                                              Two North Ninth Street
                                              Allentown, Pennsylvania 18101-1179
                                              (610) 774-5151


                                 $1,200,000,000

                              PP&L RESOURCES, INC.
                   COMMON STOCK, STOCK PURCHASE CONTRACTS AND
                              STOCK PURCHASE UNITS

                           PP&L CAPITAL FUNDING, INC.
                DEBT SECURITIES AND SUBORDINATED DEBT SECURITIES
                  GUARANTEED AS TO PAYMENT AS DESCRIBED IN THIS
                       PROSPECTUS BY PP&L RESOURCES, INC.

                          PP&L CAPITAL FUNDING TRUST I
                           PREFERRED TRUST SECURITIES
                             GUARANTEED AS DESCRIBED
                   IN THIS PROSPECTUS BY PP&L RESOURCES, INC.


     We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

     We may offer the securities directly or through underwriters or agents. The applicable prospectus supplement will describe the terms of any particular plan of distribution.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                     The date of this prospectus is , 1999.

                                TABLE OF CONTENTS

                                                                           PAGE

About this Prospectus ....................................................... 2
Where You Can Find More Information ......................................... 3
PP&L Resources .............................................................. 5
PP&L Capital Funding ........................................................ 7
PP&L Capital Funding Trust I ................................................ 7
Use of Proceeds ............................................................. 8
Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and
    Preferred Dividends ..................................................... 8
Description of PP&L Resources' Capital Stock ................................ 8
Description of Stock Purchase Contracts and Stock Purchase Units ............10
Description of the Debt Securities ..........................................11
Description of the Trust Securities .........................................21
Description of the Preferred Securities Guarantee ...........................29
Description of the Subordinated Debt Securities .............................32
Information Concerning the Trustees .........................................47
Experts .....................................................................47
Validity of the Securities and the Securities Guarantees ....................48
Plan of Distribution ........................................................48


                              ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement that PP&L Resources, Inc. ("PP&L Resources"), PP&L Capital Funding, Inc. ("PP&L Capital Funding") and PP&L Capital Funding Trust I (the "Trust") filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf process, we may, from time to time, sell combinations of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,200,000,000. This amount includes $3,000,000 of Debt Securities registered under an earlier registration statement. This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under "Where You Can Find More Information."

          We may use this prospectus to offer from time to time:

          (a) shares of PP&L Resources Common Stock, par value $.01 per share ("Common Stock");

          (b) contracts to purchase shares of PP&L Resources Common Stock ("Stock Purchase Contracts"); and

          (c) stock purchase units, each representing either (1) a Stock Purchase Contract or (2) a Stock Purchase Contract and debt securities or preferred trust securities of third parties (such as Debt Securities or Subordinated Debt Securities of PP&L Capital Funding, Preferred Trust Securities of the Trust or United States Treasury securities) that are pledged to secure the stock purchase unit holders' obligations to purchase Common Stock under the Stock Purchase Contracts ("Stock Purchase Units").

          We may also use this prospectus to offer from time to time:

          (a) PP&L Capital Funding's unsecured and unsubordinated debt securities ("Debt Securities"); and

          (b) PP&L Capital Funding's unsecured subordinated debt securities ("Subordinated Debt Securities").

          PP&L Resources will unconditionally guarantee the payment of principal, premium and interest on the PP&L Capital Funding Debt Securities and Subordinated Debt Securities as described below in "Description of the Debt Securities - PP&L Resources Guarantees" and "Description of the Subordinated Debt Securities - Subordinated Guarantees."

          We may also use this prospectus to offer from time to time the Trust's preferred trust securities ("Preferred Trust Securities"). PP&L Resources will guarantee the Trust's obligations under the Preferred Trust Securities as described below under "Description of the Preferred Securities Guarantee."

          We sometimes refer to the Common Stock, the Stock Purchase Contracts, the Stock Purchase Units, the Debt Securities, the Subordinated Debt Securities and the Preferred Trust Securities collectively as the "Securities." In addition, we sometimes refer to PP&L Resources' guarantees of Debt Securities ("Guarantees"), guarantees of Subordinated Debt Securities ("Subordinated Guarantees"), and the guarantee of Preferred Trust Securities ("Preferred Securities Guarantee"), collectively as "Securities Guarantees."

          For more detailed information about the Securities and the Securities Guarantees, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.


                       WHERE YOU CAN FIND MORE INFORMATION

AVAILABLE INFORMATION

          PP&L Resources files reports, proxy statements and other information with the SEC. Information filed with the SEC by PP&L Resources can be inspected and copied at the Public Reference Room maintained by the SEC and at the following Regional Offices of the SEC:

 Public Reference Room    New York Regional Office    Chicago Regional Office
450 Fifth Street, N.W.      7 World Trade Center          Citicorp Center
       Room 1024                 Suite 1300           500 West Madison Street
Washington, D.C. 20549    New York, New York 10048          Suite 1400
                                                    Chicago, Illinois 60661-2551

          You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

          The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, such as PP&L Resources, who file electronically with the Commission. The address of that site is http://www.sec.gov.

          PP&L Resources Common Stock is listed on the New York Stock Exchange ("NYSE") and the Philadelphia Stock Exchange (symbol: PPL), and reports, proxy statements and other information concerning PP&L Resources can also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005 and the Philadelphia Stock Exchange, 1900 Market Street, Philadelphia, Pennsylvania 19103. In addition, reports, proxy statements and other information concerning PP&L Resources can be inspected at its offices at Two North Ninth Street, Allentown, Pennsylvania 18101- 1179. PP&L Resources maintains an Internet site at http://www.pplresources.com which contains information concerning PP&L Resources and its affiliates. The information at PP&L Resources' Internet site is not incorporated in this prospectus by reference, and you should not consider it a part of this prospectus.

INCORPORATION BY REFERENCE

          The rules of the SEC allow us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about PP&L Resources.

SEC FILINGS (FILE NO. 1-11459)            PERIOD/DATE
------------------------------            -----------

Annual Report on Form 10-K                Year ended December 31, 1998

Quarterly Reports on Form 10-Q            Quarters ended March 31 and
                                          June 30, 1999

Current Reports on Form 8-K               February 18, March 11, April 23,
                                          May 24, June 15, July 28, August 11,
                                          September 3 and September 24, 1999

PP&L Resources' Registration Statement    April 27, 1995
on Form 8-B

          We are also incorporating by reference additional documents that PP&L Resources files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), between the date of this prospectus and the termination of the offering of the Securities. In addition, we are also incorporating by reference any additional documents that PP&L Resources files with the SEC pursuant to these sections of the Exchange Act after the date of the filing of the registration statement containing this prospectus, and prior to the effectiveness of the registration statement.

          PP&L Resources will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning us at:

                           PP&L Resources, Inc.
                           Two North Ninth Street
                           Allentown, Pennsylvania  18101-1179
                           Attention:  Investor Services Department
                           Telephone:  1-800-345-3085

          We have not included or incorporated by reference any separate financial statements of PP&L Capital Funding herein. We do not consider those financial statements to be material to holders of the Debt Securities or Subordinated Debt Securities because (1) PP&L Capital Funding was formed for the primary purpose of providing financing for PP&L Resources and its subsidiaries,
(2) PP&L Capital Funding does not currently engage in any independent operations and (3) PP&L Capital Funding does not currently plan to engage, in the future, in more than minimal independent operations. See "PP&L Capital Funding." PP&L Capital Funding has received a "no action" letter from the Staff of the SEC stating that the Staff would not raise any objection if PP&L Capital Funding does not file periodic reports under Sections 13 and 15(d) of the Exchange Act. Accordingly, we do not expect PP&L Capital Funding to file those reports.

          We have similarly not included or incorporated by reference any separate financial statements of the Trust herein. We do not consider those financial statements to be material to holders of the Preferred Trust Securities because (1) the Trust is a newly formed special purpose entity and has no operating history or independent operations, and (2) the Trust is not engaged in and does not propose to engage in any activity other than holding as trust assets the Subordinated Debt Securities of PP&L Capital Funding and issuing the Preferred Trust Securities and the Common Trust Securities. We do not expect the Trust to file periodic reports under Sections 13 and 15(d) of the Exchange Act.


                                 PP&L RESOURCES

          PP&L Resources is a holding company with headquarters in Allentown, Pennsylvania. Its subsidiaries include PP&L, Inc. ("PP&L"), which provides electricity delivery service in eastern and central Pennsylvania, generates electricity and markets wholesale energy in the United States and Canada; PP&L EnergyPlus Co., L.L.C., which sells competitively priced energy and energy services to newly deregulated markets; PP&L Global, Inc. ("PP&L Global"), an international independent power company; PP&L Spectrum, Inc., which provides energy management services; Penn Fuel Gas, Inc., which provides natural gas distribution, transmission and storage services and sells propane; PP&L Capital Funding, which engages in financing for PP&L Resources and its subsidiaries; and H.T. Lyons, Inc., McClure Company, McCarl's Inc., and Western Mass. Holdings, Inc., which are mechanical contracting and engineering firms.

          PP&L Global, PP&L Resources' principal unregulated subsidiary, has investments and commitments to invest of approximately $2.4 billion in distribution, transmission and generation facilities in the United States, the United Kingdom, Bolivia, Peru, Argentina, Brazil, Spain, Portugal, Chile and El Salvador. PP&L Global's major investments to date are South Western Electricity plc, a British regional electric utility company, Empresas Emel, S.A., a Chilean electric distribution holding company, and DelSur, an El Salvadorian electric distribution company.

          In August 1999, PP&L Global completed its acquisition of Bangor Hydro-Electric Company's hydroelectric assets, as well as its interest in an oil-fired generation facility and certain transmission rights, for $89 million.

          PP&L Global has agreed with The Montana Power Company, Portland General Electric Company and Puget Sound Energy, Inc. to acquire certain Montana generating assets and related transmission assets, with 2,372 MW of generating capacity, for a purchase price of $1.672 billion, subject to adjustment under the terms of the associated asset purchase agreements. PP&L Global expects to complete the acquisition, which is subject to receipt of state and federal regulatory approvals, by the end of 1999 or the first quarter of 2000.

          The Boards of Directors of PP&L Resources and PP&L have approved the initiation of a corporate realignment in order to better position PP&L
Resources and its subsidiaries in the new competitive marketplace. The principal proposed elements of the corporate realignment project include: (1) the transfer of all of PP&L's electric generating facilities and related assets to a new generating company subsidiary of PP&L Resources; (2) the transfer of PP&L's wholesale energy marketing business, along with the energy marketing business of PP&L EnergyPlus - which currently is a wholly-owned subsidiary of PP&L - to a new marketing company subsidiary of PP&L Resources; and (3) the transfer of the U.S. electric generating business of PP&L Global to the new generating company. As a result of this corporate realignment, PP&L's principal business would be the transmission and distribution of electricity to serve retail customers in its franchised territory in eastern and central Pennsylvania; and PP&L Global's principal business would be the acquisition or development of both U.S. and international energy projects and the ownership of international energy projects. With respect to other existing subsidiaries of PP&L Resources and PP&L, they generally would be aligned in the new corporate structure according to their principal business functions.

          The proposed corporate realignment is subject to the receipt of favorable regulatory treatment from Pennsylvania Public Utility Commission, the Federal Energy Regulatory Commission and the Nuclear Regulatory Commission, as well as certain third-party consents. PP&L Resources expects to complete the corporate realignment in mid-2000.

HOLDING COMPANY STRUCTURE

          PP&L Resources conducts its operations primarily through PP&L and PP&L Resources' other wholly-owned subsidiaries, and substantially all of PP&L Resources' consolidated assets are held by PP&L and these other subsidiaries. Accordingly, PP&L Resources' cash flow, its ability to pay dividends on Common Stock and its ability to meet its obligations under the Securities Guarantees are largely dependent upon the earnings of PP&L and the other subsidiaries and the distribution or other payment of such earnings to PP&L Resources in the form of dividends, loans or advances or repayment of loans and advances from PP&L Resources. The subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on any Securities (except for the Securities issued by such subsidiaries) or to make any funds available for such payment.

          Because PP&L Resources is a holding company, its obligations under the Securities Guarantees will be effectively subordinated to all existing and future liabilities of its subsidiaries. Therefore, PP&L Resources' rights and the rights of its shareholders and creditors, including rights of a holder of any Security under a Securities Guarantee, to participate in the assets of any subsidiary in the event that such a subsidiary is liquidated or reorganized, will be subject to the prior claims of such subsidiary's creditors. To the extent that PP&L Resources may itself be a creditor with recognized claims against any such subsidiary, PP&L Resources' claims would still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinated to any indebtedness or other liabilities of the subsidiary senior to that held by PP&L Resources. Although certain agreements to which PP&L Resources and its subsidiaries are parties limit the ability to incur additional indebtedness, PP&L Resources and its subsidiaries retain the ability to incur substantial additional indebtedness and other liabilities.

          The information above concerning PP&L Resources and its subsidiaries is only a summary and does not purport to be comprehensive. In addition, certain statements regarding PP&L Resources and its affiliates contained or incorporated by reference in this prospectus are "forward-looking statements" within the meaning of the securities laws. Although PP&L Resources believes that the expectations reflected in such statements are reasonable, it can give no assurance that such expectations will prove to have been correct. For additional information concerning PP&L Resources and its subsidiaries, including certain assumptions, risks and uncertainties involved in the forward-looking statements contained or incorporated by reference in this prospectus, you should refer to the information described in "Where You Can Find More Information."

          PP&L Resources' offices are located at Two North Ninth Street, Allentown, Pennsylvania 18101- 1179 and its telephone number is (610) 774-5151.


                              PP&L CAPITAL FUNDING

          PP&L Capital Funding is a Delaware corporation and a wholly-owned subsidiary of PP&L Resources. PP&L Capital Funding's primary business is to provide financing for the operations of PP&L Resources and its subsidiaries.

          PP&L Capital Funding's offices are located at Two North Ninth Street, Allentown, Pennsylvania 18101-1179 and its telephone number is (610) 774-5151.


                          PP&L CAPITAL FUNDING TRUST I

          The Trust is a statutory business trust created under Delaware law under a trust agreement which is to be amended pursuant to an Amended and Restated Trust Agreement (as so amended, the "Trust Agreement") among PP&L Resources, The Chase Manhattan Bank as the Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee and two employees of PP&L Resources as Administrative Trustees. The Trust exists only to issue and sell its Preferred Trust Securities and Common Trust Securities, to acquire and hold the Subordinated Debt Securities as trust assets and to engage in activities incidental to the foregoing. All of the Common Trust Securities will be owned by PP&L Resources. The Common Trust Securities will represent at least 3% of the total capital of the Trust. Payments will be made on the Common Trust Securities pro rata with the Preferred Trust Securities, except that the Common Trust Securities' right to payment will be subordinated to the rights of the Preferred Trust Securities if there is a default under the Trust Agreement resulting from an event of default under the Subordinated Indenture (as defined herein). The Trust has a term of approximately 40 years, but may dissolve earlier as provided in the Trust Agreement. The Trust's business and affairs will be conducted by its Administrative Trustees, as set forth in the Trust Agreement. The office of the Delaware Trustee in the State of Delaware is 1201 Market Street, 9th Floor, Wilmington, Delaware 19801. The Trust's offices are located at Two North Ninth Street, Allentown, PA 18101-1179, and the telephone number is (610) 774-5151.

                                 USE OF PROCEEDS

          Unless we indicate differently in the applicable prospectus supplement, the net proceeds from the sale of the Debt Securities, Subordinated Debt Securities and/or the Preferred Trust Securities will be loaned to PP&L Resources and/or its subsidiaries. PP&L Resources and/or its subsidiaries are expected to use the proceeds of such loans, and the proceeds of any other Securities, for general corporate purposes, including investing in unregulated business activities and reducing short-term debt incurred to provide interim financing for such purposes.


                     RATIOS OF EARNINGS TO FIXED CHARGES AND
                EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

          The following table sets forth PP&L Resources' ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred dividends for the periods indicated:

                                         Twelve Months Ended
                                   --------------------------------

                                            June 30, 1999
                                            -------------
Ratio of earnings to fixed
charges...........................               3.43
Ratio of earnings to fixed
charges and preferred
dividends(b)......................               3.09


                                         Year Ended December 31,
                                   --------------------------------------------

                                   1998(a)     1997     1996     1995     1994
                                   -------     ----     ----     ----     ----
Ratio of earnings to fixed
charges...........................  3.48       3.22     3.45     3.47     2.70
Ratio of earnings to fixed
charges and preferred
dividends(b)......................  3.12       2.85     2.90     3.13     2.26


(a) Excluding extraordinary items. For purposes of these ratios, earnings for the year ended December 31, 1998 exclude an extraordinary charge of $948 million (after tax) associated with PP&L's restructuring proceedings before the Pennsylvania Public Utility Commission and the Federal Energy Regulatory Commission. See PP&L Resources' reports on file with the SEC pursuant to the Exchange Act as described under "Where You Can Find More Information" for more information.

(b) Includes distributions on company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely company debentures.

                  DESCRIPTION OF PP&L RESOURCES' CAPITAL STOCK

          The description below is a summary of certain provisions of the PP&L Resources' capital stock. The Pennsylvania Business Corporation Law and the Restated Articles of Incorporation and By-laws of PP&L Resources determine the rights and privileges of holders of PP&L Resources' capital stock, including the Common Stock. We encourage you to read such documents, which have been filed with the SEC, and the Pennsylvania law for more information regarding such capital stock.

AUTHORIZED CAPITAL

          The authorized capital stock of PP&L Resources consists of 390,000,000 shares of Common Stock, par value $.01 per share and 10,000,000 shares of preferred stock, par value $.01 per share (the "PP&L Resources Preferred Stock").

COMMON STOCK

          As of September 10, 1999, 143,694,305 shares of Common Stock were issued and outstanding. The outstanding Common Stock is, and the Common Stock offered hereby when issued and paid for will be, fully paid and non-assessable.

          Dividends. Dividends on the Common Stock will be paid if, when and as determined by the Board of Directors of PP&L Resources out of funds legally available for this purpose. The rate and timing of future dividends will depend upon the future earnings and financial condition of PP&L Resources and its subsidiaries, including PP&L, and upon other relevant factors affecting PP&L Resources' dividend policy which PP&L Resources cannot presently determine. As a practical matter, the ability of PP&L Resources to pay dividends will be governed by the ability of PP&L Resources' operating subsidiaries to pay dividends to PP&L Resources. To date, the funds required by PP&L Resources to enable it to pay dividends on its Common Stock have been derived predominantly from dividends paid by PP&L to PP&L Resources. In the future, dividends from subsidiaries other than PP&L may also be a source of funds for dividend payments by PP&L Resources. The subsidiaries' ability to pay dividends to PP&L Resources will be subject to the prior rights of the holders of such subsidiaries' outstanding debt and preferred securities, the availability of earnings and the needs of their businesses. See "PP&L Resources - Holding Company Structure." The restrictions on the payment of dividends contained in PP&L's Amended and Restated Articles of Incorporation and in its first mortgage bond indenture do not currently limit the amount of regular quarterly dividends PP&L pays on its common stock.

          Voting Rights. Holders of Common Stock are entitled to one vote for each share held by them on all matters presented to shareowners. Pursuant to PP&L Resources' Articles of Incorporation, the holders of Common Stock will not have cumulative voting rights in the election of directors. PP&L Resources' bylaws provide for a classified board of directors consisting of three classes as nearly equal in number as may be. Each class holds office until the third year following the election of such class, and no director may be removed except for cause upon a two-thirds vote of all outstanding shares. PP&L Resources' bylaws also provide for certain notice requirements for shareowner nominations and proposals at annual meetings and preclude shareowners from bringing business before any special meeting. PP&L Resources' Articles of Incorporation and certain provisions of Pennsylvania law would require a supermajority vote of holders or a majority vote of disinterested directors to approve certain business combinations and other major transactions involving PP&L Resources.

          Liquidation Rights. After satisfaction of the preferential liquidation rights of any PP&L Resources Preferred Stock, the holders of the Common Stock are entitled to share, ratably, in the distribution of all remaining net assets.

          Preemptive and Other Rights. The holders of Common Stock do not have preemptive rights as to additional issues of Common Stock or conversion rights. The shares of Common Stock are not subject to redemption or to any further calls or assessments and are not entitled to the benefit of any sinking fund provisions.

PP&L RESOURCES PREFERRED STOCK

          PP&L Resources' Board of Directors is authorized, without further shareowner action, to divide the PP&L Resources Preferred Stock into one or more classes or series and to determine voting rights, if any, designations, preferences, limitations and special rights of any class or series. No shares of Preferred Stock have been issued.

CERTAIN TAX MATTERS

          In the opinion of counsel for PP&L Resources, the Common Stock is exempt from existing personal property taxes in Pennsylvania.

LISTING

          The outstanding shares of Common Stock are, and the shares offered hereby will be, listed on the New York and Philadelphia Stock Exchanges.

TRANSFER AGENTS AND REGISTRARS

          The Transfer Agents and Registrars for the Common Stock are PP&L and Norwest Bank Minnesota, N.A., St. Paul, Minnesota.


        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

          PP&L Resources may issue Stock Purchase Contracts representing contracts obligating holders to purchase from PP&L Resources, and PP&L Resources to sell to the holders, a specified number of shares of Common Stock at a future date or dates. The price per share of Common Stock and number of shares of Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of other Stock Purchase Units that consist of (a) a Stock Purchase Contract or (b) a Stock Purchase Contract and debt securities or preferred trust securities of third parties (including, but not limited to, Debt Securities, Subordinated Debt Securities, Preferred Trust Securities or United States Treasury securities), that would secure the holders' obligations to purchase the Common Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require PP&L Resources to make periodic payments to the holders of the Stock Purchase Units or vice-versa. These payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

          The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units.

                       DESCRIPTION OF THE DEBT SECURITIES

          The following description sets forth certain general terms and provisions of PP&L Capital Funding's unsecured debt securities, consisting of notes or debentures, that we may offer by this prospectus ("Debt Securities"). We will describe the particular terms of Debt Securities, and provisions that vary from those described below, in one or more prospectus supplements.

          We may issue the Debt Securities from time to time in the future in one or more series. We will issue the Debt Securities and the guarantee or guarantees of PP&L Resources relating thereto (the "Guarantee" or "Guarantees") under the Indenture, dated as of November 1, 1997 (as such indenture has been and may be supplemented, the "Indenture"), among PP&L Capital Funding, PP&L Resources and The Chase Manhattan Bank, as trustee (the "Trustee").

          The Indenture is filed as an exhibit to the registration statement. The Indenture and its associated documents contain the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the Debt Securities or the Indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the Indenture, including definitions of certain terms used in the Indenture. We also include references in parentheses to certain sections of the Indenture. Whenever we refer to particular sections or defined terms of the Indenture in this prospectus or in a prospectus supplement, such sections or defined terms are incorporated by reference herein or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of your securities described in the applicable prospectus supplement or supplements. The Indenture has been qualified under the Trust Indenture Act, and you should refer to the Trust Indenture Act for provisions that apply to the Debt Securities.

GENERAL

          We may issue an unlimited amount of Debt Securities or other securities under the Indenture. The Debt Securities and all other debt securities issued previously or hereafter under the Indenture are collectively referred to herein as the "Indenture Securities."

          The Debt Securities will be unsecured and unsubordinated obligations of PP&L Capital Funding, and by the Guarantees will be unconditionally guaranteed by PP&L Resources as to payment of principal and any interest and premium. See "--PP&L Resources Guarantees."

          Prior to the issuance of each series, certain aspects of the particular Debt Securities have to be specified in a supplemental indenture, in a board resolution of PP&L Capital Funding, or in one or more officer's certificates of PP&L Capital Funding pursuant to a supplemental indenture or a board resolution. We refer you to the applicable prospectus supplement(s) for a description of the following terms of the series of Debt Securities:

          (a)  the title of such Debt Securities;

          (b)  any limit upon the principal amount of such Debt Securities;

          (c) the date or dates on which principal will be payable or how to determine such dates;

          (d) the rate or rates or method of determination of interest; the date from which interest will accrue; the dates on which interest will be payable ("Interest Payment Dates"); and any record dates for the interest payable on such Interest Payment Dates;

          (e) any obligation or option of PP&L Capital Funding to redeem, purchase or repay Debt Securities, or any option of the Holder to require PP&L Capital Funding to redeem or repurchase Debt Securities, and the terms and conditions upon which such Debt Securities will be redeemed, purchased or repaid;

          (f) the denominations in which such Debt Securities will be issuable (if other than denominations of $1,000 and any integral multiple thereof);

          (g) whether such Debt Securities are to be issued in whole or in part in the form of one or more global Debt Securities and, if so, the identity of the depositary for such global Debt Securities; and

          (h)  any other terms of such Debt Securities.

(See Section 301.)

PP&L RESOURCES GUARANTEES

          PP&L Resources will unconditionally guarantee the payment of principal of and any interest and premium on the Debt Securities, when due and payable, whether at the stated maturity date, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Debt Securities and the Indenture. The Guarantees will remain in effect until the entire principal of and any premium and interest on the Debt Securities has been paid in full or otherwise discharged in accordance with the provisions of the Indenture. (See Article Fourteen.) The Guarantees will be unsecured debt of PP&L Resources, not subordinated by their terms to any other obligations of PP&L Resources. See "PP&L Resources--Holding Company Structure," above, however, with regard to the effect of the holding company structure on the status of PP&L Resources' obligations compared to obligations of its subsidiaries.

PAYMENT OF DEBT SECURITIES

          INTEREST

          Unless we indicate differently in a prospectus supplement, we will pay interest on each Debt Security on each Interest Payment Date by check mailed to the person in whose name such Debt Security is registered (the registered holder of any Indenture Security being called a "Holder" in this prospectus) as of the close of business on the regular record date relating to such Interest Payment Date, except that interest payable at maturity (whether at stated maturity, upon redemption or otherwise, "Maturity") will be paid to the person to whom principal is paid.

          However, if we default in paying interest on a Debt Security, we will pay defaulted interest in either of the two following ways:

          (a) We will first propose to the Trustee a payment date for such defaulted interest. Next, the Trustee will choose a Special Record Date for determining which Holders are entitled to the

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

               payment. The Special Record Date will be between 10 and 15 days before the payment date we propose. Finally, we will pay such defaulted interest on the payment date to the Holder of the Debt Security as of the close of business on the Special Record Date.

          (b) Alternatively, we can propose to the Trustee any other lawful manner of payment that is consistent with the requirements of any securities exchange on which such Debt Securities are listed for trading. If the Trustee thinks the proposal is practicable, payment will be made as proposed.

(See Section 307.)

          PRINCIPAL

          Unless we indicate differently in a prospectus supplement, we will pay principal of and any interest and premium on the Debt Securities at Maturity upon presentation of the Debt Securities at the office of The Chase Manhattan Bank in New York, New York, as our Paying Agent. Any other Paying Agent initially designated for the Debt Securities of a particular series will be named in the applicable prospectus supplement.

          In our discretion, we may change the place of payment on the Debt Securities, and may remove any Paying Agent and may appoint one or more additional Paying Agents (including PP&L Capital Funding, PP&L Resources or any affiliate of either of them). (See Section 602.)

FORM; TRANSFERS; EXCHANGES

          Unless otherwise indicated in a prospectus supplement, the Debt Securities will be issued:

          (a)  only in fully registered form;

          (b)  without interest coupons; and

          (c)  in denominations that are integral multiples of $1,000. (See
               Section 302.)

          You may have your Debt Securities divided into Debt Securities of smaller denominations (of at least $1,000) or combined into Debt Securities of larger denominations, as long as the total principal amount is not changed. This is called an "exchange."

          You may exchange or transfer Debt Securities at the office of the Trustee. The Trustee acts as our agent for registering Debt Securities in the names of holders and transferring debt securities. We may appoint another agent or act as our own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the "Security Registrar." It will also perform transfers.

          In our discretion, we may change the place for registration of transfer of the Debt Securities and may remove and/or appoint one or more additional Security Registrars (including PP&L Capital Funding, PP&L Resources or any affiliate of either of them). (See Sections 305 and 602.)

          Except as otherwise provided in a prospectus supplement, there will be no service charge for any transfer or exchange of the Debt Securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We may block the transfer or exchange of
(a) Debt Securities during a period of 15 days prior to giving any notice of redemption or (b) any Debt Security selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part. (See
Section 305.)

REDEMPTION

          We will set forth any terms for the redemption of Debt Securities in a prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to Debt Securities redeemable at the option of the Holder, Debt Securities will be redeemable upon notice by mail between 30 and 60 days prior to the redemption date. If less than all of the Debt Securities of any series or any tranche thereof are to be redeemed, the Trustee will select the Debt Securities to be redeemed. In the absence of any provision for selection, the Trustee will choose a method of random selection as it deems fair and appropriate. (See Sections 403 and 404.)

          Debt Securities will cease to bear interest on the redemption date. PP&L Capital Funding will pay the redemption price and any accrued interest once you surrender the Debt Security for redemption. (See Section 405.) If only part of a Debt Security is redeemed, the Trustee will deliver to you a new Debt Security of the same series for the remaining portion without charge. (Section 406.)

          We may make any redemption at the option of PP&L Capital Funding conditional upon the receipt by the Paying Agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the Paying Agent has not received such money by the date fixed for redemption, PP&L Capital Funding will not be required to redeem such Debt Securities. (See Section 404.)

EVENTS OF DEFAULT

          An "Event of Default" occurs with respect to Indenture Securities of any series if

          (a) we do not pay any interest on any Indenture Securities of the applicable series within 30 days of the due date;

          (b) we do not pay principal or premium on any Indenture Securities of the applicable series on its due date;

          (c) we remain in breach of a covenant (excluding covenants solely applicable to a specific series) or warranty of the Indenture for 90 days after we receive a written notice of default stating we are in breach and requiring remedy of the breach; the notice must be sent by either the Trustee or Holders of 25% of the principal amount of Indenture Securities of the affected series; the Trustee or such Holders can agree to extend the 90- day period and such an agreement to extend will be automatically deemed to occur if we are diligently pursuing action to correct the default;

          (d) the Guarantees on any Indenture Securities of the applicable series

               (1) cease to be effective (except in accordance with their terms),

               (2) are found in any judicial proceeding to be unenforceable or invalid, or

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

               (3) are denied or disaffirmed (except in accordance with their terms);

          (e) we file for bankruptcy or certain other events in bankruptcy, insolvency, receivership or reorganization occur; or

          (f) any other Event of Default specified in the prospectus supplement occurs.

(See Section 801.)

No Event of Default with respect to the Debt Securities necessarily constitutes an Event of Default with respect to the Indenture Securities of any other series issued under the Indenture.

REMEDIES

          ACCELERATION

          ANY ONE SERIES. If an Event of Default occurs and is continuing with respect to any one series of Indenture Securities, then either the Trustee or the Holders of 25% in principal amount of the outstanding Indenture Securities of such series may declare the principal amount of all of the Indenture Securities of such series to be due and payable immediately.

          MORE THAN ONE SERIES. If an Event of Default occurs and is continuing with respect to more than one series of Indenture Securities, then either the Trustee or the Holders of 25% in aggregate principal amount of the outstanding Indenture Securities of all such series, considered as one class, may make such declaration of acceleration. Thus, if there is more than one series affected, the action by 25% in principal amount of the Indenture Securities of any particular series will not, in itself, be sufficient to make a declaration of acceleration.

(See Section 802.)

          RESCISSION OF ACCELERATION

          After the declaration of acceleration has been made and before the Trustee has obtained a judgment or decree for payment of the money due, such declaration and its consequences will be rescinded and annulled, if

          (a)  we pay or deposit with the Trustee a sum sufficient to pay

               (1)  all overdue interest;

               (2) the principal of and any premium which have become due otherwise than by such declaration of acceleration and overdue interest thereon;

               (3)  interest on overdue interest to the extent lawful; and

               (4)  all amounts due to the Trustee under the Indenture; and

          (b) all Events of Default, other than the nonpayment of the principal which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture.

(See Section 802.) For more information as to waiver of defaults, see "--Waiver of Default and of Compliance" below.

          CONTROL BY HOLDERS; LIMITATIONS

          Subject to the Indenture, if an Event of Default with respect to the Indenture Securities of any one series occurs and is continuing, the Holders of a majority in principal amount of the outstanding Indenture Securities of that series will have the right to

          (a) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or

          (b) exercise any trust or power conferred on the Trustee with respect to the Indenture Securities of such series.

          If an Event of Default is continuing with respect to more than one series of Indenture Securities, the Holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all such series, considered as one class, will have the right to make such direction, and not the Holders of the Indenture Securities of any one of such series. These rights of Holders to make direction are subject to the following limitations:

          (a) the Holders' directions may not conflict with any law or the Indenture; and

          (b) the Holders' directions may not involve the Trustee in personal liability where the Trustee believes indemnity is not adequate.

The Trustee may also take any other action it deems proper which is consistent with the Holders' direction. (See Sections 812 and 903.)

          In addition, the Indenture provides that no Holder of any Indenture Security will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture for the appointment of a receiver or for any other remedy thereunder unless

          (a) that Holder has previously given the Trustee written notice of a continuing Event of Default;

          (b) the Holders of 25% in aggregate principal amount of the outstanding Indenture Securities of all affected series, considered as one class, have made written request to the Trustee to institute proceedings in respect of that Event of Default and have offered the Trustee reasonable indemnity against costs and liabilities incurred in complying with such request; and

          (c) for 60 days after receipt of such notice, the Trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of outstanding Indenture Securities of all affected series, considered as one class.

Furthermore, no Holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other Holders. (See Sections 807 and 903.)

          However, each Holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See Sections 807 and 808.)

NOTICE OF DEFAULT

          The Trustee is required to give the Holders of the Indenture Securities notice of any default under the Indenture to the extent required by the Trust Indenture Act, unless such default has been cured or waived; except that in the case of an Event of Default of the character specified above in clause (c) under "Events of Default," no such notice shall be given to such Holders until at least 75 days after the occurrence thereof. (See Section 902.) The Trust Indenture Act currently permits the Trustee to withhold notices of default (except for certain payment defaults) if the Trustee in good faith determines the withholding of such notice to be in the interests of the Holders.

          We will furnish the Trustee with an annual statement as to the compliance by PP&L Capital Funding with the conditions and covenants in the Indenture. (See Section 605.)

WAIVER OF DEFAULT AND OF COMPLIANCE

          The Holders of a majority in aggregate principal amount of the outstanding Indenture Securities of any series may waive, on behalf of the Holders of all Indenture Securities of such series, any past default under the Indenture, except a default in the payment of principal, premium or interest, or with respect to compliance with certain provisions of the Indenture that cannot be amended without the consent of the Holder of each outstanding Indenture Security. (See Section 813.)

          Compliance with certain covenants in the Indenture or otherwise provided with respect to Indenture Securities may be waived by the Holders of a majority in aggregate principal amount of the affected Indenture Securities, considered as one class. (See Section 606.)

CONSOLIDATION, MERGER AND CONVEYANCE OF ASSETS AS AN ENTIRETY; NO FINANCIAL COVENANTS

          Subject to the provisions described in the next paragraph, each of PP&L Capital Funding and PP&L Resources will preserve its corporate existence. (See Section 604.)

          PP&L Capital Funding and PP&L Resources have each agreed not to consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity unless

          (a) the entity formed by such consolidation or into which PP&L Capital Funding or PP&L Resources, as the case may be, is merged or the entity which acquires or which leases the property and assets of PP&L Capital Funding or PP&L Resources, as the case may be, substantially as an entirety is an entity organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium and interest on all the outstanding Indenture Securities (or the Guarantees endorsed thereon, as the case may be) and the performance of all of the covenants of PP&L Capital Funding or PP&L Resources, as the case may be, under the Indenture, and

          (b) immediately after giving effect to such transactions, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have occurred and be continuing. (See Section 1101.)

         The Indenture does not prevent or restrict:

          (a) any consolidation or merger after the consummation of which PP&L Capital Funding or PP&L Resources would be the surviving or resulting entity; or

          (b) any conveyance or other transfer, or lease, of any part of the properties of PP&L Capital Funding or PP&L Resources which does not constitute the entirety, or substantially the entirety, thereof. (See Section 1103.)

          Neither the Indenture nor the Guarantee contains any financial or other similar restrictive covenants.

MODIFICATION OF INDENTURE

          WITHOUT HOLDER CONSENT. Without the consent of any Holders of Indenture Securities, PP&L Capital Funding, PP&L Resources and the Trustee may enter into one or more supplemental indentures for any of the following purposes:

          (a) to evidence the succession of another entity to PP&L Capital Funding or PP&L Resources; or

          (b) to add one or more covenants of PP&L Capital Funding or PP&L Resources or other provisions for the benefit of the Holders of all or any series or tranche of Indenture Securities, or to surrender any right or power conferred upon PP&L Capital Funding or PP&L Resources; or

          (c) to add any additional Events of Default for all or any series of Indenture Securities; or

          (d) to change or eliminate any provision of the Indenture or to add any new provision to the Indenture that does not adversely affect the interests of the Holders; or

          (e)  to provide security for the Indenture Securities of any series;
               or

          (f) to establish the form or terms of Indenture Securities of any series or tranche or any Guarantees as permitted by the Indenture; or

          (g)  to provide for the issuance of bearer securities; or

          (h) to evidence and provide for the acceptance of appointment of a separate or successor Trustee; or

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

          (i) to provide for the procedures required to permit the utilization of a noncertificated system of registration for any series or tranche of Indenture Securities; or

          (j)  to change any place or places where

               (1)  we may pay principal, premium and interest,

               (2) Indenture Securities may be surrendered for transfer or exchange, and

               (3) notices and demands to or upon PP&L Capital Funding or PP&L Resources may be served; or

          (k) to cure any ambiguity, defect or inconsistency or to make any other changes that do not adversely affect the interests of the Holders in any material respect.

          If the Trust Indenture Act is amended after the date of the Indenture so as to require changes to the Indenture or so as to permit changes to, or the elimination of, provisions which, at the date of the Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the Indenture, the Indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and PP&L Capital Funding, PP&L Resources and the Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to effect or evidence such amendment.

(See Section 1201.)

          WITH HOLDER CONSENT. Except as provided above, the consent of the Holders of at least a majority in aggregate principal amount of the Indenture Securities of all outstanding series, considered as one class, is generally required for the purpose of adding to, or changing or eliminating any of the provisions of, the Indenture pursuant to a supplemental indenture. However, if less than all of the series of outstanding Indenture Securities are directly affected by a proposed supplemental indenture, then such proposal only requires the consent of the Holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all directly affected series, considered as one class. Moreover, if the Indenture Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the Holders of Indenture Securities of one or more, but less than all, of such tranches, then such proposal only requires the consent of the Holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all directly affected tranches, considered as one class.

          However, no amendment or modification may, without the consent of the Holder of each outstanding Indenture Security directly affected thereby,

          (a) change the stated maturity of the principal or interest on any Indenture Security (other than pursuant to the terms thereof), or reduce the principal amount, interest or premium payable or change the currency in which any Indenture Security is payable, or impair the right to bring suit to enforce any payment;

          (b) reduce the percentages of Holders whose consent is required for any supplemental indenture or waiver or reduce the requirements for quorum and voting under the Indenture; or

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

          (c) modify certain of the provisions in the Indenture relating to supplemental indentures and waivers of certain covenants and past defaults.

          A supplemental indenture which changes or eliminates any provision of the Indenture expressly included solely for the benefit of Holders of Indenture Securities of one or more particular series or tranches will be deemed not to affect the rights under the Indenture of the Holders of Indenture Securities of any other series or tranche. (See Section 1202.)

MISCELLANEOUS PROVISIONS

          The Indenture provides that certain Indenture Securities, including those for which payment or redemption money has been deposited or set aside in trust as described under "--Satisfaction and Discharge" below, will not be deemed to be "outstanding" in determining whether the Holders of the requisite principal amount of the outstanding Indenture Securities have given or taken any demand, direction, consent or other action under the Indenture as of any date, or are present at a meeting of Holders for quorum purposes. (See Section 101.)

          PP&L Capital Funding or PP&L Resources will be entitled to set any day as a record date for the purpose of determining the Holders of outstanding Indenture Securities of any series entitled to give or take any demand, direction, consent or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. In certain circumstances, the Trustee also will be entitled to set a record date for action by Holders. If such a record date is set for any action to be taken by Holders of particular Indenture Securities, such action may be taken only by persons who are Holders of such Indenture Securities on the record date. (See Section 104.)

SATISFACTION AND DISCHARGE

          Any Indenture Securities or any portion will be deemed to have been paid for purposes of the Indenture, and at PP&L Capital Funding's election, our entire indebtedness will be satisfied and discharged, if there shall have been irrevocably deposited with the Trustee or any Paying Agent (other than PP&L Capital Funding or PP&L Resources), in trust:

          (a)  money sufficient, or

          (b) in the case of a deposit made prior to the maturity of such Indenture Securities, non-redeemable Government Obligations (as defined in the Indenture) sufficient, or

          (c)  a combination of (a) and (b), which in total are sufficient,

to pay when due the principal of, and any premium, and interest due and to become due on such Indenture Securities or portions thereof on and prior to the maturity thereof.

(See Section 701.)

          The Indenture will be deemed satisfied and discharged when no Indenture Securities remain outstanding and when we have paid all other sums payable by us under the Indenture. (See Section 702.)

          All moneys we pay to the Trustee or any Paying Agent on Debt Securities which remain unclaimed at the end of two years after payments have become due will be paid to or upon the order of PP&L Capital Funding.

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Thereafter, the Holder of such Debt Security may look only to us for payment thereof. (See Section 603.)

RESIGNATION AND REMOVAL OF THE TRUSTEE; DEEMED RESIGNATION

          The Trustee may resign at any time by giving written notice thereof to us.

          The Trustee may also be removed by act of the Holders of a majority in principal amount of the then outstanding Indenture Securities of any series.

          No resignation or removal of the Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the Indenture.

          Under certain circumstances, we may appoint a successor trustee and if the successor accepts, the Trustee will be deemed to have resigned.

(See Section 910).

GOVERNING LAW

          The Indenture, the Debt Securities and the Guarantees provide that they are to be governed by and construed in accordance with the laws of the State of New York.

                       DESCRIPTION OF THE TRUST SECURITIES

          The Trust may issue Preferred Trust Securities and Common Trust Securities under the Trust Agreement. These Trust securities will represent undivided beneficial interests in the assets of the Trust. Selected provisions of the Trust Agreement are summarized below. This summary is not complete. The form of Trust Agreement was filed with the SEC and you should read the Trust Agreement for provisions that may be important to you. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act. You should also refer to the Trust Indenture Act for provisions that apply to the Preferred Trust Securities. Wherever particular defined terms of the Trust Agreement are referred to, such defined terms are incorporated herein by reference.

GENERAL

          The Preferred Trust Securities and Common Trust Securities issued by the Trust will be substantially the same except that, if there is an Event of Default under the Trust Agreement, as described below, that results from an Event of Default under the Subordinated Indenture, the rights of the holders of the Common Trust Securities to payment of distributions and upon liquidation or redemption will be subordinated to the rights of the holders of the Preferred Trust Securities. All of the Common Trust Securities of the Trust will be owned by PP&L Resources.

          PP&L Resources will fully and unconditionally guarantee payments due on the Preferred Trust Securities through a combination of the following:

          (a) PP&L Resources' guarantee of PP&L Capital Funding's obligations under the Subordinated Debt Securities (the "Subordinated Guarantee");

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

          (b) The rights of holders of Preferred Trust Securities to enforce those obligations;

          (c)  PP&L Resources' agreement to pay the expenses of the Trust; and

          (d) PP&L Resources' guarantee of payments due on the Preferred Trust Securities to the extent of the Trust's assets (the "Preferred Securities Guarantee").

          The Trust will use the proceeds from the sale of the Preferred Trust Securities and Common Trust Securities to purchase Subordinated Debt Securities from PP&L Capital Funding. The Subordinated Debt Securities will be guaranteed by PP&L Resources pursuant to the Subordinated Guarantee described below. The Subordinated Debt Securities will be held in trust for the benefit of holders of the Preferred Trust Securities and Common Trust Securities.

          A prospectus supplement relating to the Preferred Trust Securities will include specific terms of those securities and of the Subordinated Debt Securities. For a description of some specific terms that will affect both the Preferred Trust Securities and the Subordinated Debt Securities and your rights under each, see "Description of the Subordinated Debt Securities" below.

DISTRIBUTIONS

          The only income of the Trust available for distribution to the holders of Preferred Trust Securities will be payments on the Subordinated Debt Securities. If neither PP&L Capital Funding nor PP&L Resources makes interest payments on the Subordinated Debt Securities, the Trust will not have funds available to pay distributions on Preferred Trust Securities. The payment of distributions, if and to the extent the Trust has sufficient funds available for the payment of such distributions, is guaranteed on a limited basis by PP&L Resources as described under "Description of the Preferred Securities Guarantee."

          So long as no Event of Default under the Subordinated Indenture has occurred and is continuing, PP&L Capital Funding may extend the interest payment period from time to time on the Subordinated Debt Securities for one or more periods. As a consequence, distributions on Preferred Trust Securities would be deferred during any such period. Interest would, however, continue to accrue. During any extended interest period, or for so long as an "Event of Default" under the Subordinated Indenture resulting from a payment default or any payment default under the Preferred Securities Guarantee has occurred and is continuing, PP&L Resources may not:

          (a) Declare or pay any dividend or distribution on its capital stock, other than dividends paid in shares of capital stock of PP&L Resources;

          (b) Redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock;

          (c) Pay any principal, interest or premium on, or repay, repurchase or redeem any debt securities that are equal or junior in right of payment with the Subordinated Guarantees; or

          (d) Make any payments with respect to any guarantee of debt securities by PP&L Resources if such guarantee is equal or junior in right of payment to the Subordinated Guarantees.

          Before an extension period ends, PP&L Capital Funding may further extend the interest payment period. No extension period as further extended may exceed 20 consecutive quarters. After any extension period and the payment of all amounts then due, PP&L Capital Funding may select a new extended interest payment period. No interest period may be extended beyond the maturity of the Subordinated Debt Securities.

REDEMPTION OF PREFERRED TRUST SECURITIES AND COMMON TRUST SECURITIES

          Whenever Subordinated Debt Securities are repaid, whether at maturity or earlier redemption, the Property Trustee will apply the proceeds to redeem a like amount of Preferred Trust Securities and Common Trust Securities.

          REDEMPTION PROCEDURES

          Preferred Trust Securities will be redeemed at the redemption price plus accrued and unpaid distributions with the proceeds from the contemporaneous redemption of Subordinated Debt Securities. Redemptions of the Preferred Trust Securities will be made on a redemption date only if the Trust has funds available for the payment of the redemption price plus accrued and unpaid distributions.

          Holders of Preferred Trust Securities will be given not less than 30 nor more than 60 days' notice of any redemption. On or before the redemption date, the Trust will irrevocably deposit with the paying agent for Preferred Trust Securities sufficient funds and will give the paying agent irrevocable instructions and authority to pay the redemption price plus accrued and unpaid distributions to the holders upon surrender of their Preferred Trust Securities. Distributions payable on or before a redemption date will be payable to the holders on the record date for the distribution payment. If notice is given and funds are deposited as required, then on the redemption date all rights of holders of the Preferred Trust Securities called for redemption will cease, except the right of the holders to receive the redemption price plus accrued and unpaid distributions, and the Preferred Trust Securities will cease to be outstanding. No interest will accrue on amounts payable on the redemption date. In the event that any date fixed for redemption of Preferred Trust Securities is not a business day, then payment will be made on the next business day, except that, if such business day falls in the next calendar year, then payment will be made on the immediately preceding business day. No interest will be payable because of any such delay. If payment of Preferred Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by PP&L Resources pursuant to the Preferred Securities Guarantee, distributions on such Preferred Trust Securities will continue to accrue to the date of payment. The actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price plus accrued and unpaid distributions.

          Subject to applicable law, including United States federal securities law, PP&L Resources or its affiliates may at any time and from time to time purchase outstanding Preferred Trust Securities by tender, in the open market or by private agreement.

          If Preferred Trust Securities are partially redeemed on a redemption date, a corresponding percentage of the Common Trust Securities will be redeemed. The particular Preferred Trust Securities to be redeemed will be selected not more than 60 days prior to the redemption date by the Property Trustee by such method as the Property Trustee shall deem fair, taking into account the denominations in which they were issued. The Property Trustee will promptly notify the Preferred Trust Security registrar in writing of the Preferred Trust Securities selected for redemption and, where applicable, the partial amount to be redeemed.

SUBORDINATION OF COMMON TRUST SECURITIES

          Payment of distributions on, and the redemption price, plus accrued and unpaid distributions, of, the Preferred Trust Securities and Common Trust Securities shall be made pro rata based on the liquidation preference amount of such securities. However, if on any distribution payment date or redemption date an event of default under the Trust Agreement resulting from an event of default under the Subordinated Indenture has occurred and is continuing, no payment on any Common Trust Security shall be made until all payments due on the Preferred Trust Securities have been made. In that case, funds available to the Property Trustee shall first be applied to the payment in full of all distributions on, or the redemption price plus accrued and unpaid distributions of, Preferred Trust Securities then due and payable.

          If an event of default under the Trust Agreement results from an event of default under the Subordinated Indenture, the holder of Common Trust Securities cannot take action with respect to the Trust Agreement default until the effect of all defaults with respect to Preferred Trust Securities has been cured, waived or otherwise eliminated. Until the event of default under the Trust Agreement with respect to Preferred Trust Securities has been cured, waived or otherwise eliminated, the Property Trustee shall, to the fullest extent permitted by law, act solely on behalf of the holders of Preferred Trust Securities and not the holders of the Common Trust Securities, and only holders of Preferred Trust Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

          The Trust shall dissolve and shall be liquidated by the Property Trustee on the first to occur of:

          (a)  The expiration of the term of the Trust;

          (b)  The bankruptcy, dissolution or liquidation of PP&L Resources;

          (c)  Redemption of all of the Preferred Trust Securities;

          (d) The entry of an order for dissolution of the Trust by a court of competent jurisdiction; and

          (e)  At any time, at the election of PP&L Resources.

          If a dissolution of the Trust occurs, the Trust will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be appropriate. If a dissolution of the Trust occurs other than by redemption of all the Preferred Trust Securities, the Property Trustee will provide for the satisfaction of liabilities of creditors, if any, and distribute to each holder of the Preferred Trust Securities and Common Trust Securities a proportionate amount of Subordinated Debt Securities. If a distribution of Subordinated Debt Securities is determined by the Property Trustee not to be practical, holders will be entitled to receive, out of the assets of the Trust after adequate provision for the satisfaction of liabilities of creditors, if any, an amount equal to the aggregate liquidation preference of the Preferred Trust Securities plus accrued and unpaid distributions thereon to the date of payment. If this liquidation distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable by the Trust on the Preferred Trust Securities shall be paid on a pro rata basis. PP&L Resources, as holder of the Common Trust Securities, will be entitled to receive distributions upon any dissolution pro rata with the holders of the Preferred Trust Securities, except that if an Event of Default (or event that, with the lapse of time or giving of notice, would become such an Event of Default) has occurred and is continuing under the Subordinated Indenture, the Preferred Trust Securities will have a preference over the Common Trust Securities.

EVENTS OF DEFAULT; NOTICE

          Any one of the following events will be an event of default under the Trust Agreement whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

          (a) The occurrence of an Event of Default as described in the Subordinated Indenture;

          (b) Default by the Trust in the payment of any distribution when it becomes due and payable, and continuation of that default for a period of 30 days;

          (c) Default by the Trust in the payment of any redemption price, plus accrued and unpaid distributions, of any Preferred Trust Security or Common Trust Security when it becomes due and payable;

          (d) Default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees under the Trust Agreement which is not dealt with above, and the continuation of that default or breach for a period of 90 days after written notice to the Trust and PP&L Resources by the holders of Preferred Trust Securities having at least 25% of the total liquidation preference amount of the outstanding Preferred Trust Securities; or

          (e) The occurrence of certain events of bankruptcy or insolvency with respect to the Trust.

          Within 90 days after the occurrence of any event of default actually known to the Property Trustee, the Property Trustee shall transmit to the holders of Preferred Trust Securities, PP&L Capital Funding, PP&L Resources and the Administrative Trustees notice of any such default, unless that default will have been cured or waived.

          A holder of Preferred Trust Securities may directly institute a proceeding to enforce payment when due directly to the holder of the Preferred Trust Securities of the principal of or interest on Subordinated Debt Securities having a principal amount equal to the aggregate liquidation preference amount of the holder's Preferred Trust Securities. The holders of Preferred Trust Securities have no other rights to exercise directly any other remedies available to the holder of the Subordinated Debt Securities unless the trustees under the Trust Agreement fail to do so.

REMOVAL OF TRUSTEES

          Unless an event of default under the Subordinated Indenture has occurred and is continuing, the holder of the Common Trust Securities may remove any trustee under the Trust Agreement at any time. If an event of default under the Subordinated Indenture has occurred and is continuing, the holders of a majority of the total liquidation preference amount of the outstanding Preferred Trust Securities may remove the Property Trustee or the Delaware Trustee, or both of them. The holder of the Common Trust Securities may remove any Administrative Trustee at any time. Any resignation or removal of a trustee under the Trust Agreement will take effect only on the acceptance of appointment by the successor trustee.

          Holders of Preferred Trust Securities will have no right to appoint or remove the Administrative Trustees of the Trust, who may be appointed, removed or replaced solely by PP&L Resources as the holder of the Common Trust Securities.

VOTING RIGHTS

          Except as provided below and under "Description of the Preferred Securities Guarantee --Amendments and Assignments," and as otherwise required by law or the Trust Agreement, the holders of Preferred Trust Securities will have no voting rights.

          While Subordinated Debt Securities are held by the Property Trustee, the Property Trustee will not:

          (a) Direct the time, method and place to conduct any proceeding for any remedy available to the Subordinated Indenture Trustee, or execute any trust or power conferred on the Subordinated Indenture Trustee with respect to the Subordinated Debt Securities;

          (b)  Waive any past default under the Subordinated Indenture;

          (c) Exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debt Securities will be due and payable; or

          (d) Consent to any amendment, modification or termination of the Subordinated Indenture or the Subordinated Debt Securities, where that consent will be required;

without, in each case, obtaining the prior approval of the holders of Preferred Trust Securities having at least a majority of the liquidation preference amount of all outstanding Preferred Trust Securities. Where a consent of each holder of Subordinated Debt Securities affected is required, no consent shall be given by the Property Trustee without the prior consent of each holder of the Preferred Trust Securities affected. The Trustees shall not revoke any action previously authorized or approved by a vote of the holders of Preferred Trust Securities, except pursuant to the subsequent vote of the holders of Preferred Trust Securities. If the Property Trustee fails to enforce its rights under the Subordinated Debt Securities or the Trust Agreement, a holder of the Preferred Trust Securities may institute a legal proceeding directly against PP&L Capital Funding or PP&L Resources, as the case may be, to enforce the Property Trustee's rights under the Subordinated Debt Securities or the Trust Agreement without first instituting any legal proceeding against the Property Trustee or anyone else. The Property Trustee shall notify all holders of Preferred Trust Securities of any notice of default received from the Subordinated Indenture Trustee. The Property Trustee shall not take any action approved by the consent of the holders without an opinion of counsel experienced in those matters to the effect that the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes on account of that action.

          Holders of Preferred Trust Securities may give any required approval at a meeting convened for such purpose or by written consent without prior notice. The Administrative Trustees will give notice of any meeting at which holders of Preferred Trust Securities are entitled to vote.

          No vote or consent of the holders of Preferred Trust Securities will be required for the Trust to redeem and cancel Preferred Trust Securities in accordance with the Trust Agreement.

          Notwithstanding that holders of Preferred Trust Securities are entitled to vote or consent under any of the circumstances described above, any Preferred Trust Securities that are owned by PP&L Capital Funding, PP&L Resources or any affiliate of any of them, shall be treated as if they were not outstanding for purposes of such vote or consent.

AMENDMENTS

          The Trust Agreement may be amended from time to time by a majority of the Administrative Trustees and PP&L Resources, without the consent of any holders of Preferred Trust Securities:

          (a) To cure any ambiguity, correct inconsistent provisions or make any other provisions with respect to matters or questions arising under the Trust Agreement; or

          (b)  To change the name of the Trust; or

          (c) To modify, eliminate or add to any provisions of the Trust Agreement to the extent necessary to ensure that the Trust will not be classified for United States federal income tax purposes other than as a grantor trust (and not an association taxable as a corporation) at all times that any Preferred Trust Securities and Common Trust Securities are outstanding or to ensure the Trust's exemption from the status of an "investment company" under the Investment Company Act of 1940.

No amendment described above may materially adversely affect the interests of any holder of Preferred Trust Securities and Common Trust Securities without such holder's consent. Any of the amendments of the Trust Agreement described in paragraph (a) above shall become effective when notice of the amendment is given to the holders of Preferred Trust Securities and Common Trust Securities.

          Except as provided below, any provision of the Trust Agreement may be amended by the Administrative Trustees and PP&L Resources with:

          (a) The consent of holders of Preferred Trust Securities and Common Trust Securities representing not less than a majority in aggregate liquidation preference amount of the Preferred Trust Securities and Common Trust Securities then outstanding; and

          (b) Receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the Trust's status as a grantor trust for federal income tax purposes or affect the Trust's exemption from status of an "investment company" under the Investment Company Act of 1940.

          Each affected holder of Preferred Trust Securities or Common Trust Securities must have consented to any amendment to the Trust Agreement that:

          (a) Adversely changes the amount or timing of any distribution with respect to Preferred Trust Securities or Common Trust Securities or otherwise adversely affects the amount of any distribution required to be made in respect of Preferred Trust Securities and Common Trust Securities as of a specified date; or

          (b) Restricts the right of a holder of Preferred Trust Securities or Common Trust Securities to institute suit for the enforcement of any such payment on or after that date.

FORM, EXCHANGE AND TRANSFER

          Preferred Trust Securities may be exchanged for other Preferred Trust Securities in any authorized denomination and of like tenor and aggregate liquidation preference.

          Subject to the terms of the Trust Agreement, Preferred Trust Securities may be presented for exchange as provided above or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the Preferred Trust Security registrar. The Administrative Trustees may designate PP&L Resources or PP&L Capital Funding or any affiliate of either of them as the Preferred Trust Security registrar. The Property Trustee will initially act as the Preferred Trust Security registrar and transfer agent. No service charge will be made for any registration of transfer or exchange of Preferred Trust Securities, but the Preferred Trust Security registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. A transfer or exchange will be made when the Preferred Trust Security registrar and Administrative Trustees are satisfied with the documents of title and identity of the person making the request. The Administrative Trustees may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that PP&L Resources will, or will cause the Preferred Trust Security registrar to, maintain an office or agency in The City of New York where Preferred Trust Securities may be transferred or exchanged.

          The Trust will not be required to (1) issue, register the transfer of, or exchange any Preferred Trust Securities during the 15 calendar days before the mailing of a notice of redemption of any Preferred Trust Securities called for redemption and ending at the close of business on the day the notice is mailed or (2) register the transfer of or exchange any Preferred Trust Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Preferred Trust Securities being redeemed in part.

PAYMENT OF PREFERRED TRUST SECURITIES AND PAYING AGENT

          Unless we indicate differently in a prospectus supplement, payments in respect of the Preferred Trust Securities will be made on the applicable distribution dates by check mailed to the address of the holder entitled thereto as such address appears on the Preferred Trust Security register. The paying agent shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees, PP&L Capital Funding and PP&L Resources, which may be PP&L Resources or PP&L Capital Funding. The paying agent may resign upon 30 days' written notice to the Administrative Trustees, the Property Trustee, PP&L Capital Funding and PP&L Resources. In the event that the Property Trustee shall no longer be the paying agent, the Administrative Trustees shall appoint a successor, which shall be a bank, trust company or affiliate of PP&L Resources acceptable to the Property Trustee, PP&L Capital Funding and PP&L Resources to act as paying agent.

DUTIES OF THE TRUSTEES

          The Delaware Trustee will act as the resident trustee in the State of Delaware and will have no other significant duties. The Property Trustee will hold the Subordinated Debt Securities on behalf of the Trust and will maintain a payment account with respect to the Preferred Trust Securities and Common Trust Securities, and will also act as trustee under the Trust Agreement for the purposes of the Trust Indenture Act.

          The Administrative Trustees of the Trust are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxed as a corporation or classified as other than a grantor trust for United States federal income tax purposes and so that the Subordinated Debt Securities will be treated as indebtedness of PP&L Capital Funding for United States federal income tax purposes. In this regard, PP&L Resources and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Trust Agreement, that PP&L Resources and the Administrative Trustees determine in their discretion to be necessary or desirable for those purposes, as long as the action does not materially adversely affect the interests of the holders of the Preferred Trust Securities.

MISCELLANEOUS

          Holders of the Preferred Trust Securities have no preemptive or similar rights.

GOVERNING LAW

          The Trust Agreement, the Preferred Trust Securities and the Common Trust Securities provide that they are to be governed by and construed in accordance with the laws of the State of Delaware.

                DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

          Selected provisions of the Preferred Securities Guarantee that PP&L Resources will execute and deliver for the benefit of the holders of the Preferred Trust Securities are summarized below. The summary is not complete. The form of Preferred Securities Guarantee was filed with the SEC and you should read the Preferred Securities Guarantee for provisions that may be important to you. The Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. You should refer to the Trust Indenture Act for provisions that apply to the Preferred Securities Guarantee. Whenever particular defined terms of the Preferred Securities Guarantee are referred to, those defined terms are incorporated herein by reference.

          The Chase Manhattan Bank will act as Guarantee Trustee under the Preferred Securities Guarantee. The Guarantee Trustee will hold the Preferred Securities Guarantee for the benefit of the holders of the Preferred Trust Securities.

GENERAL

          PP&L Resources will irrevocably, fully and unconditionally agree to make the guarantee payments listed below in full to the holders of the Preferred Trust Securities if they are not made by the Trust, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The following payments will be subject to the Preferred Securities Guarantee (without duplication):

          (a) Any accrued and unpaid distributions required to be paid on Preferred Trust Securities, to the extent the Trust has funds available therefor;

          (b) The redemption price, plus all accrued and unpaid distributions, for any Preferred Trust Securities called for redemption by the Trust, to the extent the Trust has funds available therefor; and

          (c) Upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (except in connection with the distribution of Subordinated Debt Securities to the holders in exchange for Preferred Trust Securities as provided in the Trust Agreement or upon a redemption of all of the Preferred Trust Securities upon maturity or redemption of the Subordinated Debt Securities as provided in the Trust Agreement), the lesser of:

               (1) the aggregate of the liquidation preference and all accrued and unpaid distributions on Preferred Trust Securities to the date of payment, to the extent the Trust has funds available therefor; and

               (2) the amount of assets of the Trust remaining available for distribution to holders of Preferred Trust Securities in liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as required by applicable law.

PP&L Resources' obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by PP&L Resources to the holders of Preferred Trust Securities or by causing the Trust to pay such amounts to those holders.

          The Preferred Securities Guarantee will be a guarantee with respect to the Preferred Trust Securities, but will not apply to any payment of distributions if and to the extent that the Trust does not have funds available to make those payments.

          If neither PP&L Capital Funding nor PP&L Resources makes interest payments on the Subordinated Debt Securities held by the Trust, the Trust will not have funds available to pay distributions on the Preferred Trust Securities. The Preferred Securities Guarantee will rank subordinate and junior in right of payment to all other liabilities of PP&L Resources (except those made pari passu or subordinate by their terms). The Preferred Securities Guarantee does not limit PP&L Resources from incurring or issuing additional debt, whether secured or unsecured, senior to or equal in right of payment to the Preferred Securities Guarantee in the future.

          PP&L Resources will agree to provide funds to the Trust as needed to pay costs, expenses or liabilities of the Trust to parties other than holders of Preferred Trust Securities or Common Trust Securities. The Subordinated Debt Securities, the Subordinated Guarantees and the Preferred Securities Guarantee, together with the obligations of PP&L Resources with respect to the Preferred Trust Securities under the Subordinated Indenture, the Trust Agreement, the Preferred Securities Guarantee, including the agreement by PP&L Resources to pay expenses and obligations of the Trust to parties (other than holders of Preferred Trust Securities or Common Trust Securities), constitute a full and unconditional guarantee of the Preferred Trust Securities by PP&L Resources. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes that guarantee. It is only the combined

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

operation of these documents that has the effect of providing a full and unconditional guarantee by PP&L Resources of the Preferred Trust Securities.

AMENDMENTS AND ASSIGNMENT

          No consent of holders of Preferred Trust Securities is required for changes to the Preferred Securities Guarantee that do not materially adversely affect their rights. Other terms of the Preferred Securities Guarantee may be changed only with the prior approval of the holders of the Preferred Trust Securities having at least a majority of the liquidation preference amount of the outstanding Preferred Trust Securities. All guarantees and agreements contained in the Preferred Securities Guarantee will bind the successors, assigns, receivers, trustees and representatives of PP&L Resources and will inure to the benefit of the holders of the Preferred Trust Securities then outstanding.

EVENTS OF DEFAULT

          An event of default under the Preferred Securities Guarantee will occur if PP&L Resources fails to perform any of its payment or other obligations under the Preferred Securities Guarantee and has not cured such failure within 90 days of receipt of notice thereof. The holders of the Preferred Trust Securities having a majority of the liquidation preference of the Preferred Trust Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee under the Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Preferred Securities Guarantee.

          Any holder of the Preferred Trust Securities may enforce the Preferred Securities Guarantee, or institute a legal proceeding directly against PP&L Resources to enforce the Guarantee Trustee's rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or anyone else.

          PP&L Resources will be required to file an annual statement with the Guarantee Trustee as to its compliance with the Preferred Securities Guarantee.

DUTIES OF THE GUARANTEE TRUSTEE

          The Guarantee Trustee will undertake to perform only those duties specifically set forth in the Preferred Securities Guarantee until a default occurs. After a default under the Preferred Securities Guarantee, the Guarantee Trustee must exercise the same degree of care in its duties as a prudent individual would exercise in the conduct of his or her own affairs. The Preferred Securities Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Preferred Securities Guarantee at the request of any holder of the Preferred Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

TERMINATION OF THE PREFERRED SECURITIES GUARANTEE

          The Preferred Securities Guarantee will terminate and be of no further force and effect upon:

          (a) Full payment of the redemption price, plus accrued and unpaid distributions, for all the Preferred Trust Securities;

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

          (b) The distribution of Subordinated Debt Securities to holders of the Preferred Trust Securities in exchange for all of the Preferred Trust Securities; or

          (c) Full payment of the amounts payable upon liquidation of the Trust.

          The Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Trust Securities must restore payment of any sums paid under the Preferred Trust Securities or the Preferred Securities Guarantee.

STATUS OF THE PREFERRED SECURITIES GUARANTEE

          The Preferred Securities Guarantee will be an unsecured obligation of PP&L Resources and will rank:

          (a) Subordinate and junior in right of payment to all other liabilities of PP&L Resources, including the Subordinated Guarantees;

          (b) Equal in right of payment with the most senior preferred or preference stock that may be issued by PP&L Resources and with any guarantee that may be entered into by PP&L Resources in respect of any preferred or preference stock of any affiliate of PP&L Resources; and

          (c)  Senior to PP&L Resources common stock.

          The Trust Agreement provides that by accepting Preferred Trust Securities, a holder agrees to the subordination provisions and other terms of the Preferred Securities Guarantee.

         The Preferred Securities Guarantee will be a guarantee of payment and not of collection, that is, the guaranteed party may institute a legal proceeding directly against PP&L Resources to enforce its rights under the Preferred Securities Guarantee without first instituting a legal proceeding against anyone else.

          Because PP&L Resources is a holding company that conducts all of its operations through subsidiaries, obligations under the Preferred Securities Guarantee, as obligations of a holding company, will generally have a position junior to claims of creditors and preferred stockholders of the subsidiaries of PP&L Resources. See "PP&L Resources - Holding Company Structure" above.

GOVERNING LAW

          The Preferred Securities Guarantee provides that it is to be governed by and construed in accordance with the laws of the State of New York.


                 DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

          The Subordinated Indenture and its associated documents contain the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the Subordinated Debt Securities or the Subordinated Indenture. The form of the Subordinated Indenture has been filed with the SEC, and you should read the Subordinated Indenture for

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

provisions that may be important to you. The Subordinated Indenture will be qualified under the Trust Indenture Act. You should refer to the Trust Indenture Act for provisions that apply to the Subordinated Debt Securities.

          This summary is subject to and qualified in its entirety by reference to all the provisions of the Subordinated Indenture, including definitions of certain terms used in the Subordinated Indenture. We also include references in parentheses to certain sections of the Subordinated Indenture. Whenever we refer to particular sections or defined terms of the Subordinated Indenture in this prospectus or in a prospectus supplement, such sections or defined terms are incorporated by reference herein or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of your securities described in the applicable prospectus supplement or supplements.

GENERAL

          The Subordinated Debt Securities, including any Subordinated Debt Securities which the Property Trustee will hold on behalf of the Trust as trust assets, will be issued under the Subordinated Indenture (the "Subordinated Indenture") among PP&L Capital Funding, PP&L Resources and The Chase Manhattan Bank, as Trustee (the "Subordinated Indenture Trustee"). The Subordinated Indenture provides for the issuance from time to time of subordinated debt in an unlimited amount. The Subordinated Debt Securities and all other subordinated debt issued previously or hereafter under the Subordinated Indenture are collectively referred to as the "Subordinated Indenture Securities." Subordinated Debt Securities issued to the Trust will constitute a separate series under the Subordinated Indenture and will be limited in aggregate principal amount to the sum of the aggregate liquidation preference amount of the Preferred Trust Securities and the consideration paid by PP&L Resources for the Common Trust Securities.

          The Subordinated Debt Securities will be unsecured, subordinated obligations of PP&L Capital Funding which rank junior to all of PP&L Capital Funding's Senior Indebtedness (as defined herein). The Subordinated Debt Securities will be unconditionally guaranteed by PP&L Resources as to payment of principal, and any interest and premium pursuant to subordinated guarantees ("Subordinated Guarantees") of PP&L Resources which rank junior to all of PP&L Resources' Senior Indebtedness (as defined herein). See "-- Subordinated Guarantees."

          Prior to the issuance of each series, certain aspects of the particular securities have to be specified in a supplemental indenture, in a board resolution of PP&L Capital Funding, or in one or more officer's certificates of PP&L Capital Funding pursuant to a supplemental indenture or a board resolution. We refer you to the applicable prospectus supplement(s) for a description of the following terms of the series of Subordinated Debt
Securities:

          (a)  the title of such Subordinated Debt Securities;

          (b) any limit upon the principal amount of such Subordinated Debt Securities;

          (c) the date or dates on which principal will be payable or how to determine such dates;

          (d) the rate or rates or method of determination of interest; the date from which interest will accrue; the dates on which interest will be payable ("Subordinated Debt Securities Interest Payment Dates"); and any record dates for the interest payable on such Subordinated Debt Securities Interest Payment Dates;

          (e) any obligation or option of PP&L Capital Funding to redeem, purchase or repay Subordinated Debt Securities, or any option of the Holder to require PP&L Capital Funding to redeem or repurchase Subordinated Debt Securities, and the terms and conditions upon which such Subordinated Debt Securities will be redeemed, purchased or repaid;

          (f) the denominations in which such Subordinated Debt Securities will be issuable (if other than denominations of $25 and any integral multiple thereof);

          (g) whether such Subordinated Debt Securities are to be issued in whole or in part in the form of one or more global Subordinated Debt Securities and, if so, the identity of the depositary for such global Subordinated Debt Securities; and

          (h)  any other terms of such Subordinated Debt Securities.

(See Section 301.)

SUBORDINATION

          The Subordinated Debt Securities will be subordinate and junior in right of payment to all Senior Indebtedness of PP&L Capital Funding. (See Article Fifteen.) No payment of the principal (including redemption and sinking fund payments) of, or interest on, the Subordinated Debt Securities may be made by PP&L Capital Funding until all holders of Senior Indebtedness of PP&L Capital Funding have been paid, if any of the following occurs:

          (a) Certain events of bankruptcy, insolvency or reorganization of PP&L Capital Funding;

          (b) Any Senior Indebtedness of PP&L Capital Funding is not paid when due and that default continues without waiver;

          (c) Any other default has occurred and continues without waiver pursuant to which the holders of Senior Indebtedness of PP&L Capital Funding are permitted to accelerate the maturity of such Senior Indebtedness; or

          (d) The maturity of any other series of subordinated debentures under the Subordinated Indenture has been accelerated, because of an event of default which remains uncured.

          Upon any distribution of assets of PP&L Capital Funding to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of PP&L Capital Funding must be paid in full before the holders of the Subordinated Debt Securities are entitled to receive or retain any payment from such distribution.

          Senior Indebtedness, when used with respect to PP&L Capital Funding or PP&L Resources, is defined in the Subordinated Indenture to include all obligations of PP&L Capital Funding or PP&L Resources, as the case may be, for borrowed money, or guarantees of the same, or for the payment of money pursuant to capital leases, unless such obligation or guarantee expressly provides that it is not superior to or equal in right of payment to the Subordinated Debt

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

Securities or the Subordinated Guarantees, as the case may be. The obligations of PP&L Resources under the Preferred Securities Guarantee shall not be deemed to be Senior Indebtedness. (See Section 101.)

          The Subordinated Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued. As of August 31, 1999, PP&L Capital Funding had approximately $590 million principal amount of indebtedness for borrowed money constituting its Senior Indebtedness, and PP&L Resources had approximately $628 million principal amount of obligations constituting its Senior Indebtedness (including guarantees of indebtedness of PP&L Capital Funding and certain of PP&L Resources' other subsidiaries).

SUBORDINATED GUARANTEES

          PP&L Resources will unconditionally guarantee the payment of principal of and any interest and premium on the Subordinated Debt Securities, when due and payable, whether at the stated maturity date, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Subordinated Debt Securities and the Subordinated Indenture. The Subordinated Guarantees will remain in effect until the entire principal of and any premium and interest on the Subordinated Debt Securities has been paid in full or otherwise discharged in accordance with the provisions of the Subordinated Indenture. (See Article Fourteen.)

          The Subordinated Guarantees will be subordinate and junior in right of payment to all Senior Indebtedness of PP&L Resources. No payment of the principal (including redemption and sinking fund payments) of, or interest on, the Subordinated Debt Securities may be made by PP&L Resources under the Subordinated Guarantees until all holders of Senior Indebtedness of PP&L Resources have been paid, if any of the following occurs:

          (a) Certain events of bankruptcy, insolvency or reorganization of PP&L Resources;

          (b) Any Senior Indebtedness of PP&L Resources is not paid when due and that default continues without waiver;

          (c) Any other default has occurred and continues without waiver pursuant to which the holders of Senior Indebtedness of PP&L Resources are permitted to accelerate the maturity of such Senior Indebtedness; or

          (d) The maturity of any other series of subordinated debentures under the Subordinated Indenture which has been guaranteed by PP&L Resources and has been accelerated, because of an event of default which remains uncured.

          Upon any distribution of assets of PP&L Resources to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness of PP&L Resources must be paid in full before the holders of the Subordinated Debt Securities are entitled to receive or retain any payment from such distribution.

PAYMENT OF SUBORDINATED DEBT SECURITIES

          INTEREST

          Unless we indicate differently in a prospectus supplement, we will pay interest on each Subordinated Debt Security on each Subordinated Debt Securities Interest Payment Date by check mailed to the Holder of the Subordinated Debt Securities as of the close of business on the regular record date relating to such Subordinated Debt Securities Interest Payment Date, except, that interest payable at Maturity will be paid to the person to whom principal is paid.

          However, if we default in paying interest on a Subordinated Debt Security, we will pay defaulted interest in either of the two following ways:

          (a) We will first propose to the Subordinated Indenture Trustee a payment date for such defaulted interest. Next, the Subordinated Indenture Trustee will choose a Special Record Date for determining which Holders are entitled to the payment. The Special Record Date will be between 10 and 15 days before the payment date we propose. Finally, we will pay such defaulted interest on the payment date to the Holder of the Subordinated Debt Security as of the close of business on the Special Record Date.

          (b) Alternatively, we can propose to the Subordinated Indenture Trustee any other lawful manner of payment that is consistent with the requirements of any securities exchange on which such Subordinated Debt Securities are listed for trading. If the Subordinated Indenture Trustee thinks the proposal is practicable, payment will be made as proposed.

(See Section 307.)

          PRINCIPAL

          Unless we indicate differently in a prospectus supplement, we will pay principal of and any interest and premium on the Subordinated Debt Securities at Maturity upon presentation of the Subordinated Debt Securities at the office of The Chase Manhattan Bank in New York, New York, as our Paying Agent. Any other Paying Agent initially designated for the Subordinated Debt Securities of a particular series will be named in the applicable prospectus supplement.

          In our discretion, we may change the place of payment on the Subordinated Debt Securities, and may remove any Paying Agent and may appoint one or more additional Paying Agents (including PP&L Capital Funding, PP&L Resources or any affiliate of either of them). (See Section 602.)

OPTION TO EXTEND INTEREST PAYMENT PERIOD

          So long as no Event of Default under the Subordinated Indenture has occurred and is continuing, PP&L Capital Funding may extend the interest payment period from time to time on the Subordinated Debt Securities for one or more periods. As a consequence, distributions on Preferred Trust Securities would be deferred during any extension period. Interest would, however, continue to accrue. During any extended interest period, or for so long as an "Event of Default" under the Subordinated Indenture resulting from a payment default or a payment default under the Preferred Securities Guarantee has occurred and is continuing, PP&L Resources may not:

          (a) Declare or pay any dividend or distribution on its capital stock, other than dividends paid in shares of capital stock of PP&L Resources;

          (b) Redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock;

          (c) Pay any principal, interest or premium on, or repay, repurchase or redeem any debt securities that are equal or junior in right of payment with the Subordinated Guarantees; or

          (d) Make any payments with respect to any guarantee of debt securities by PP&L Resources if such guarantee is equal or junior in right of payment to the Subordinated Guarantees.

(See Section 312.)

          Before an extension period ends, PP&L Capital Funding may further extend the interest payment period. No extension period as further extended may exceed 20 consecutive quarters. After any extension period and the payment of all amounts then due, PP&L Capital Funding may select a new extended interest payment period. No interest period may be extended beyond the maturity of the Subordinated Debt Securities. PP&L Capital Funding will give the Trust and the Subordinated Indenture Trustee notice of its election of an extension period prior to the earlier of (i) one business day before the record date for the distribution which would occur if PP&L Capital Funding did not make the election to extend or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or any other applicable self-regulatory organization of the record date. The Property Trustee shall send notice of that election to the holders of Preferred Trust Securities.

          ADDITIONAL INTEREST

          So long as any Preferred Trust Securities remain outstanding, if the Trust is required to pay any taxes, duties, assessments or governmental charges imposed by the United States or any other taxing authority on income derived from the interest payments on the Subordinated Debt Securities, then PP&L Capital Funding will pay as interest on the Subordinated Debt Securities any additional interest that may be necessary in order that the net amounts retained by the Trust after the payment of those taxes, duties, assessments or governmental charges will be the same as the Trust would have had in the absence of such payment. (See Section 313.)

FORM; TRANSFERS; EXCHANGES

          Unless we indicated differently in a prospectus supplement, the Subordinated Debt Securities will be issued

          (a)  only in fully registered form;

          (b)  without interest coupons; and

          (c)  in denominations that are even multiples of $25. (See Section
               302.)

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


          Unless we indicate differently in a prospectus supplement, Subordinated Debt Securities may be exchanged at the office of the Subordinated Indenture Trustee. The Subordinated Indenture Trustee will also act as our agent for registering Subordinated Debt Securities in the names of holders and transferring debt securities. We may appoint another agent or act as our own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the "Subordinated Indenture Registrar." It will also perform transfers.

          In our discretion, we may change the place for registration of transfer of the Subordinated Debt Securities and may remove and/or appoint one or more additional Subordinated Indenture Registrars (including PP&L Capital Funding, PP&L Resources or any affiliate of either of them). (See Sections 305 and 602.)

          Except as otherwise provided in a prospectus supplement, there will be no service charge for any transfer or exchange of the Debt Securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We may block the transfer or exchange of
(a) Subordinated Debt Securities during a period of 15 days prior to giving any notice of redemption or (b) any Subordinated Debt Security selected for redemption in whole or in part, except the unredeemed portion of any Subordinated Debt Security being redeemed in part. (See Section 305.)

          Unless we indicate differently in a prospectus supplement, if Subordinated Debt Securities are distributed to holders of Preferred Trust Securities in a dissolution of the Trust, the Subordinated Debt Securities will be issued in fully registered certificated form in the denominations and integral multiples thereof in which the Preferred Trust Securities have been issued, and they may be transferred or exchanged at the offices of the Subordinated Indenture Trustee.

REDEMPTION

          For so long as the Trust is the holder of all the Subordinated Debt Securities, the proceeds of any redemption will be used by the Trust to redeem Preferred Trust Securities and Common Trust Securities in accordance with their terms.

          We will set forth any terms for the redemption of Subordinated Debt Securities in a prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to Subordinated Debt Securities redeemable at the option of the Holder, Subordinated Debt Securities will be redeemable upon notice by mail between 30 and 60 days prior to the redemption date. If less than all of the Subordinated Debt Securities of any series or any tranche thereof are to be redeemed, the Subordinated Indenture Trustee will select the Subordinated Debt Securities to be redeemed. In the absence of any provision for selection, the Subordinated Indenture Trustee will choose a method of random selection as it deems fair and appropriate. (See Sections 403 and 404.)

          Subordinated Debt Securities will cease to bear interest on the redemption date. PP&L Capital Funding will pay the redemption price and any accrued interest once the Subordinated Debt Securities are surrendered for redemption. (See Section 405.) If only part of a Subordinated Debt Security is redeemed, the Subordinated Indenture Trustee will deliver a new Subordinated Debt Security of the same series for the remaining portion without charge. (See
Section 406.)

          We may make any redemption at the option of PP&L Capital Funding conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the paying agent has not received such money by the date fixed for redemption, PP&L Capital

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

Funding will not be required to redeem such Subordinated Debt Securities. (See
Section 404.)

EVENTS OF DEFAULT

          An "Event of Default" occurs with respect to Subordinated Indenture Securities of any series if

          (a) we do not pay any interest on any Subordinated Indenture Securities of the applicable series within 30 days of the due date; provided, however, that a valid extension of the interest period by us will not constitute an Event of Default;

          (b) we do not pay principal or premium on any Subordinated Indenture Securities of the applicable series on its due date;

          (c) we remain in breach of a covenant (excluding covenants solely applicable to a specific series) or warranty of the Subordinated Indenture for 90 days after we receive a written notice of default stating we are in breach and requiring remedy of the breach; the notice must be sent by either the Subordinated Indenture Trustee or Holders of 25% of the principal amount of Subordinated Indenture Securities of the affected series; the Subordinated Indenture Trustee or such Holders can agree to extend the 90-day period and such an agreement to extend will be automatically deemed to occur if we are diligently pursuing action to correct the default;

          (d) the Subordinated Guarantees of PP&L Resources relating to any Subordinated Indenture Securities of the applicable series

               (1) cease to be effective (except in accordance with their terms),

               (2) are found in any judicial proceeding to be unenforceable or invalid, or

               (3) are denied or disaffirmed (except in accordance with their terms);

          (e) we file for bankruptcy or certain other events in bankruptcy, insolvency, receivership or reorganization occur; or

          (f) any other Event of Default specified in the prospectus supplement occurs.

(See Section 801.)

No Event of Default with respect to the Subordinated Debt Securities necessarily constitutes an Event of Default with respect to the Subordinated Indenture Securities of any other series issued under the Subordinated Indenture.

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

REMEDIES

          ACCELERATION

          ANY ONE SERIES. If an Event of Default occurs and is continuing with respect to any one series of Subordinated Indenture Securities, then either the Subordinated Indenture Trustee or the Holders of 25% in principal amount of the outstanding Subordinated Indenture Securities of such series may declare the principal amount of all of the Subordinated Indenture Securities of such series to be due and payable immediately.

          MORE THAN ONE SERIES. If an Event of Default occurs and is continuing with respect to more than one series of Subordinated Indenture Securities, then either the Subordinated Indenture Trustee or the Holders of 25% in aggregate principal amount of the outstanding Subordinated Indenture Securities of all such series, considered as one class, may make such declaration of acceleration. Thus, if there is more than one series affected, the action by 25% in principal amount of the Subordinated Indenture Securities of any particular series will not, in itself, be sufficient to make a declaration of acceleration.

(See Section 802.)

          RESCISSION OF ACCELERATION

          After the declaration of acceleration has been made and before the Subordinated Indenture Trustee has obtained a judgment or decree for payment of the money due, such declaration and its consequences will be rescinded and annulled, if

          (a) we pay or deposit with the Subordinated Indenture Trustee a sum sufficient to pay

               (1)  all overdue interest;

               (2) the principal of and any premium which have become due otherwise than by such declaration of acceleration and overdue interest thereon;

               (3)  interest on overdue interest to the extent lawful; and

               (4) all amounts due to the Subordinated Indenture Trustee under the Subordinated Indenture; and

          (b) all Events of Default, other than the nonpayment of the principal which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Subordinated Indenture.

(See Section 802.) For more information as to waiver of defaults, see "--Waiver of Default and of Compliance" below.

          CONTROL BY HOLDERS; LIMITATIONS

          Subject to the Subordinated Indenture, if an Event of Default with respect to the Subordinated Indenture Securities of any one series occurs and is continuing, the Holders of a majority in principal amount of the outstanding Subordinated Indenture Securities of that series will have the right to

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

          (a) direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Indenture Trustee, or

          (b) exercise any trust or power conferred on the Subordinated Indenture Trustee with respect to the Subordinated Indenture Securities of such series.

          If an Event of Default is continuing with respect to more than one series of Subordinated Indenture Securities, the Holders of a majority in aggregate principal amount of the outstanding Subordinated Indenture Securities of all such series, considered as one class, will have the right to make such direction, and not the Holders of the Subordinated Indenture Securities of any one of such series. These rights of Holders to make direction are subject to the following limitations:

          (a) the Holders' directions may not conflict with any law or the Subordinated Indenture; and

          (b) the Holders' directions may not involve the Subordinated Indenture Trustee in personal liability where the Trustee believes indemnity is not adequate.

The Subordinated Indenture Trustee may also take any other action it deems proper which is consistent with the Holders' direction. (See Sections 812 and 903.)

          In addition, the Subordinated Indenture provides that no Holder of any Subordinated Indenture Security will have any right to institute any proceeding, judicial or otherwise, with respect to the Subordinated Indenture for the appointment of a receiver or for any other remedy thereunder unless

          (a) that Holder has previously given the Subordinated Indenture Trustee written notice of a continuing Event of Default;

          (b) the Holders of 25% in aggregate principal amount of the outstanding Subordinated Indenture Securities of all affected series, considered as one class, have made written request to the Subordinated Indenture Trustee to institute proceedings in respect of that Event of Default and have offered the Subordinated Indenture Trustee reasonable indemnity against costs and liabilities incurred in complying with such request; and

          (c) for 60 days after receipt of such notice, the Subordinated Indenture Trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the Subordinated Indenture Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of outstanding Subordinated Indenture Securities of all affected series, considered as one class.

Furthermore, no Holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other Holders. (See Sections 807 and 903.)

          However, each Holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See Sections 807 and 808.)

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

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED TRUST SECURITIES

          If there is an Event of Default with respect to Subordinated Debt Securities held by the Trust, then the holders of Preferred Trust Securities will rely on the Property Trustee or the Subordinated Indenture Trustee, acting for the benefit of the Property Trustee, to enforce the Property Trustee's rights against PP&L Capital Funding and PP&L Resources as a holder of the Subordinated Debt Securities. However, a holder of Preferred Trust Securities may enforce the Subordinated Indenture directly against PP&L Capital Funding and PP&L Resources to the same extent as if the holder of Preferred Trust Securities held a principal amount of Subordinated Debt Securities equal to the aggregate liquidation amount of its Preferred Trust Securities. (See Section 609.)

          Subject to their right to bring suit to enforce their right to payment, the holders of Preferred Trust Securities would not be able to institute any proceeding with respect to the Subordinated Indenture unless the Subordinated Indenture Trustee has failed to do so for 60 days after a request of the holders of 25% in liquidation amount of Preferred Trust Securities. Upon such failure, the holders of a majority of the aggregate liquidation amount of the outstanding Preferred Trust Securities would have the right to directly institute proceedings for enforcement of all other rights of the Subordinated Indenture Trustee against PP&L Capital Funding to the fullest extent permitted by law. (See Sections 807, 808 and 812.)

NOTICE OF DEFAULT

          The Subordinated Indenture Trustee is required to give the Holders of the Subordinated Indenture Securities notice of any default under the Subordinated Indenture to the extent required by the Trust Indenture Act, unless such default has been cured or waived; except that in the case of an Event of Default of the character specified above in clause (c) under "--Events of Default," no such notice shall be given to such Holders until at least 90 days after the occurrence thereof. (See Section 902.) The Trust Indenture Act currently permits the Subordinated Indenture Trustee to withhold notices of default (except for certain payment defaults) if the Subordinated Indenture Trustee in good faith determines the withholding of such notice to be in the interests of the Holders.

          We will furnish the Subordinated Indenture Trustee with an annual statement as to the compliance by PP&L Capital Funding with the conditions and covenants in the Subordinated Indenture. (See Section 605.)

WAIVER OF DEFAULT AND OF COMPLIANCE

          The Holders of a majority in aggregate principal amount of the outstanding Subordinated Indenture Securities of any series may waive, on behalf of the Holders of all Subordinated Indenture Securities of such series, any past default under the Subordinated Indenture, except a default in the payment of principal, premium or interest, or with respect to compliance with certain provisions of the Subordinated Indenture that cannot be amended without the consent of the Holder of each outstanding Subordinated Indenture Security. (See
Section 813.)

          Compliance with certain covenants in the Subordinated Indenture or otherwise provided with respect to Subordinated Indenture Securities may be waived by the Holders of a majority in aggregate principal amount of the affected Subordinated Indenture Securities, considered as one class. (See
Section 606.)

CONSOLIDATION, MERGER AND CONVEYANCE OF ASSETS AS AN ENTIRETY

          Subject to the provisions described in the next paragraph, each of PP&L Capital Funding and PP&L Resources will preserve its corporate existence. (See Section 604.)

          PP&L Capital Funding and PP&L Resources have each agreed not to consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity unless

          (a) the entity formed by such consolidation or into which PP&L Capital Funding or PP&L Resources, as the case may be, is merged or the entity which acquires or which leases the property and assets of PP&L Capital Funding or PP&L Resources, as the case may be, substantially as an entirety is an entity organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium and interest on all the outstanding Subordinated Indenture Securities (or the Subordinated Guarantees endorsed thereon, as the case may be) and the performance of all of the covenants of PP&L Capital Funding or PP&L Resources, as the case may be, under the Subordinated Indenture, and

          (b) immediately after giving effect to such transactions, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have occurred and be continuing. (See Section 1101.)

          The Subordinated Indenture does not prevent or restrict:

          (a) any consolidation or merger after the consummation of which PP&L Capital Funding or PP&L Resources would be the surviving or resulting entity;

          (b) any consolidation of PP&L Capital Funding with PP&L Resources or any other entity all of the outstanding voting securities of which are owned, directly or indirectly, by PP&L Resources; or any merger of any such entity into any other of such entities; or any conveyance or other transfer, or lease, or properties by any thereof to any other thereof;

          (c) any conveyance or other transfer, or lease, of any part of the properties of PP&L Capital Funding or PP&L Resources which does not constitute the entirety, or substantially the entirety, thereof; or

          (d) the approval by PP&L Capital Funding or PP&L Resources of, or the consent by PP&L Capital Funding or PP&L Resources to, any consolidation or merger to which any direct or indirect subsidiary or affiliate of PP&L Capital Funding or PP&L Resources, as the case requires, may be a party or any conveyance, transfer or lease by any such subsidiary or affiliate of any of its assets. (See Section 1103.)

MODIFICATION OF SUBORDINATED INDENTURE

          WITHOUT HOLDER CONSENT. Without the consent of any Holders of Subordinated Indenture Securities, PP&L Capital Funding, PP&L Resources and the Subordinated Indenture Trustee may enter into one or more supplemental indentures for any of the following purposes:

          (a) to evidence the succession of another entity to PP&L Capital Funding or PP&L Resources; or

          (b) to add one or more covenants of PP&L Capital Funding or PP&L Resources or other provisions for the benefit of the Holders of all or any series or tranche of Subordinated Indenture Securities, or to surrender any right or power conferred upon PP&L Capital Funding or PP&L Resources; or

          (c) to add any additional Events of Default for all or any series of Subordinated Indenture Securities; or

          (d) to change or eliminate any provision of the Subordinated Indenture or to add any new provision to the Subordinated Indenture that does not adversely affect the interests of the Holders; or

          (e) to provide security for the Subordinated Indenture Securities of any series; or

          (f) to establish the form or terms of Subordinated Indenture Securities of any series or tranche or any Subordinated Guarantees as permitted by the Subordinated Indenture; or

          (g)  to provide for the issuance of bearer securities; or

          (h) to evidence and provide for the acceptance of appointment of a separate or successor Subordinated Indenture Trustee or co-trustee; or

          (i) to provide for the procedures required to permit the utilization of a noncertificated system of registration for any series or tranche of Subordinated Indenture Securities; or

          (j)  to change any place or places where

               (1)  we may pay principal, premium and interest,

               (2) Subordinated Indenture Securities may be surrendered for transfer or exchange, and

               (3) notices and demands to or upon PP&L Capital Funding or PP&L Resources may be served; or

          (k) to cure any ambiguity, defect or inconsistency or to make any other changes that do not adversely affect the interests of the Holders in any material respect.

          If the Trust Indenture Act is amended after the date of the Subordinated Indenture so as to require changes to the Subordinated Indenture or so as to permit changes to, or the elimination of, provisions which, at the date of the Subordinated Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the Subordinated Indenture, the Subordinated Indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and PP&L Capital Funding, PP&L Resources and the Subordinated Indenture Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to effect or evidence such amendment.

(See Section 1201.)

          WITH HOLDER CONSENT. Except as provided above, the consent of the Holders of at least a majority in aggregate principal amount of the Subordinated Indenture Securities of all outstanding series, considered as one class, is generally required for the purpose of adding to, or changing or eliminating any of the provisions of, the Subordinated Indenture pursuant to a supplemental indenture. However, if less than all of the series of outstanding Subordinated Indenture Securities are directly affected by a proposed supplemental indenture, then such proposal only requires the consent of the Holders of a majority in aggregate principal amount of the outstanding Subordinated Indenture Securities of all directly affected series, considered as one class. Moreover, if the Subordinated Indenture Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the Holders of Subordinated Indenture Securities of one or more, but less than all, of such tranches, then such proposal only requires the consent of the Holders of a majority in aggregate principal amount of the outstanding Subordinated Indenture Securities of all directly affected tranches, considered as one class.

          However, no amendment or modification may, without the consent of the Holder of each outstanding Subordinated Indenture Security directly affected thereby,

          (a) change the stated maturity of the principal or (except as described above under "--Option to Extend Interest Payment Period") interest on any Subordinated Indenture Security (other than pursuant to the terms thereof), or reduce the principal amount, interest or premium payable or change the currency in which any Subordinated Indenture Security is payable, or impair the right to bring suit to enforce any payment;

          (b) reduce the percentages of Holders whose consent is required for any supplemental indenture or waiver or reduce the requirements for quorum and voting under the Subordinated Indenture; or

          (c) modify certain of the provisions in the Subordinated Indenture relating to supplemental indentures and waivers of certain covenants and past defaults.

          A supplemental indenture which changes or eliminates any provision of the Subordinated Indenture expressly included solely for the benefit of Holders of Subordinated Indenture Securities of one or more particular series or tranches will be deemed not to affect the rights under the Subordinated Indenture of the Holders of Subordinated Indenture Securities of any other series or tranche. So long as any Preferred Trust Securities are outstanding, the Subordinated Indenture Trustee may not consent to any supplemental indenture that would ordinarily require Subordinated Indenture Security Holder consent without the prior consent of the holders of a majority in aggregate liquidation preference of all outstanding Preferred Trust Securities affected or, in the case of changes described in clauses (a) through (c) immediately above, 100% in aggregate liquidation preference of all such outstanding Preferred Trust Securities affected. (See Section 1202.)

MISCELLANEOUS PROVISIONS

          The Subordinated Indenture provides that certain Subordinated Indenture Securities, including those for which payment or redemption money has been deposited or set aside in trust as described under "--Satisfaction and Discharge" below, will not be deemed to be "outstanding" in determining whether the Holders of the requisite principal amount of the outstanding Subordinated Indenture Securities have given or taken any demand, direction, consent or other action under the Subordinated Indenture as of any date, or are present at a meeting of Holders for quorum purposes. (See Section 101.)

          PP&L Capital Funding or PP&L Resources will be entitled to set any day as a record date for the purpose of determining the Holders of outstanding Subordinated Indenture Securities of any series entitled to give or take any demand, direction, consent or other action under the Subordinated Indenture, in the manner and subject to the limitations provided in the Subordinated Indenture. In certain circumstances, the Subordinated Indenture Trustee also will be entitled to set a record date for action by Holders. If such a record date is set for any action to be taken by Holders of particular Subordinated Indenture Securities, such action may be taken only by persons who are Holders of such Subordinated Indenture Securities on the record date. (See Section 104.)

SATISFACTION AND DISCHARGE

          Any Subordinated Indenture Securities or any portion will be deemed to have been paid for purposes of the Subordinated Indenture, and at PP&L Capital Funding's election, the entire indebtedness of PP&L Capital Funding and PP&L Resources will be satisfied and discharged, if there shall have been irrevocably deposited with the Subordinated Indenture Trustee or any paying agent (other than PP&L Capital Funding or PP&L Resources), in trust:

          (a)  money sufficient, or

          (b) in the case of a deposit made prior to the maturity of such Subordinated Indenture Securities, non-redeemable Eligible Obligations (as defined in the Subordinated Indenture) sufficient, or

          (c)  a combination of (a) and (b), which in total are sufficient,

to pay when due the principal of, and any premium, and interest due and to become due on such Subordinated Indenture Securities or portions thereof on and prior to the maturity thereof.

(See Section 701.)

          The Subordinated Indenture will be deemed satisfied and discharged when no Subordinated Indenture Securities remain outstanding and when we have paid all other sums payable by us under the Subordinated Indenture. (See Section 702.)

          All moneys we pay to the Subordinated Indenture Trustee or any paying agent on Subordinated Debt Securities which remain unclaimed at the end of two years after payments have become due will be paid to or upon the order of PP&L Capital Funding. Thereafter, the Holder of such Subordinated Debt Security may look only to us for payment thereof. (See Section 603.)

RESIGNATION AND REMOVAL OF THE SUBORDINATED INDENTURE TRUSTEE; DEEMED
RESIGNATION

          The Subordinated Indenture Trustee may resign at any time by giving written notice thereof to us.

          The Subordinated Indenture Trustee may also be removed by act of the Holders of a majority in principal amount of the then outstanding Subordinated Indenture Securities of any series.

          No resignation or removal of the Subordinated Indenture Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the Subordinated Indenture.

          Under certain circumstances, we may appoint a successor trustee and if the successor accepts, the Subordinated Indenture Trustee will be deemed to have resigned.

(Section 910).

GOVERNING LAW

          The Subordinated Indenture and the Subordinated Indenture Securities provide that they are to be governed by and construed in accordance with the laws of the State of New York.


                       INFORMATION CONCERNING THE TRUSTEES

          The Chase Manhattan Bank has at various times in the ordinary course of business made loans to PP&L Resources and its subsidiaries and affiliates, and acts as Administrative Agent with respect to one of our current revolving credit facilities. In addition, The Chase Manhattan Bank acts as issuing and paying agent for PP&L Capital Funding's commercial paper notes, and acts as guarantee trustee and property trustee for the trust originated preferred securities and common securities of our affiliates, PP&L Capital Trust and PP&L Capital Trust I and acts as trustee with respect to junior subordinated deferrable interest debentures of our affiliate, PP&L. Chase Manhattan Bank Delaware, an affiliate of the Trustee, also acts as Delaware trustee for the trust originated preferred securities and common securities of PP&L Capital Trust and PP&L Capital Trust I.


                                     EXPERTS

          The consolidated financial statements of PP&L Resources incorporated in this prospectus by reference to the Annual Report on Form 10-K of PP&L Resources for the year ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

          Michael A. McGrail, Esq., Senior Counsel of PP&L, has reviewed the statements made in the incorporated documents as to matters of law and legal conclusions. Such statements have been made in reliance upon his authority as an expert.

            VALIDITY OF THE SECURITIES AND THE SECURITIES GUARANTEES

          Thelen Reid & Priest LLP, New York, New York, counsel to PP&L Resources, PP&L Capital Funding and PP&L Capital Funding Trust I, will pass upon the validity of the Securities and the Securities Guarantees for PP&L Resources, PP&L Capital Funding and the Trust. Simpson Thacher & Bartlett, counsel to PP&L Resources, will pass upon the validity of Common Stock for PP&L Resources. Michael A. McGrail, Esq., Senior Counsel of PP&L, will pass upon the validity of the PP&L Resources Securities and the Securities Guarantees for PP&L Resources. Sullivan & Cromwell, New York, New York, will pass upon the validity of the Securities and the Securities Guarantees for any underwriters or agents. Certain matters of Delaware law relating to the validity of the Preferred Trust Securities, the enforceability of the Trust Agreement and the creation of the Trust will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to PP&L Resources, PP&L Capital Funding and the Trust. Thelen Reid & Priest LLP, Simpson Thacher & Bartlett and Sullivan & Cromwell will rely on the opinion of Mr. McGrail as to matters involving the law of the Commonwealth of Pennsylvania, and on the opinion of Richards, Layton & Finger, P.A., as to matters involving the law of the State of Delaware in connection with the Preferred Trust Securities. As to matters involving the law of the State of New York, Mr. McGrail will rely on the opinion of Thelen Reid & Priest LLP.


                              PLAN OF DISTRIBUTION

          We may sell Securities (a) to purchasers directly; (b) to underwriters for public offering and sale by them; or (c) through agents or dealers.

          DIRECT SALES

          We may sell the Securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the Securities. A prospectus supplement will describe the terms of any such sale.

          TO UNDERWRITERS

          The applicable prospectus supplement will name any underwriter involved in a sale of Securities. Underwriters may offer and sell Securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of Securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Securities for whom they may act as agent.

          Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

          Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase particular Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Securities if any are purchased.

          THROUGH AGENTS

          We will name any agent involved in a sale of Securities, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we indicate differently in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

          GENERAL INFORMATION

          Underwriters, dealers and agents participating in a sale of Securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

          Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

          Each series of Securities will be a new issue and, except for the Common Stock, which is listed on the New York and Philadelphia Stock Exchanges, will have no established trading market. We may elect to list any series of new Securities on an exchange, or in the case of the Common Stock, on any additional exchange, but unless we advise you differently in the prospectus supplement, we have no obligation to cause any Securities to be so listed. Any underwriters that purchase Securities for public offering and sale may make a market in the Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of, or the trading markets for, any Securities.

                                       PART II.


                        INFORMATION NOT REQUIRED IN PROSPECTUS

          ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          Securities and Exchange Commission registration fee   .     $332,691
          Printing expenses   . . . . . . . . . . . . . . . . . .      150,000
          Trustee fees and expenses . . . . . . . . . . . . . . .       20,000
          Legal fees and expenses . . . . . . . . . . . . . . . .      400,000
          Accounting fees and expenses  . . . . . . . . . . . . .       40,000
          Blue Sky fees and expenses  . . . . . . . . . . . . . .       15,000
          Rating Agency fees  . . . . . . . . . . . . . . . . . .      310,000
          Miscellaneous . . . . . . . . . . . . . . . . . . . . .       67,309
                                                                    ----------

               Total  . . . . . . . . . . . . . . . . . . . . . .  $ 1,335,000
                                                                   ===========
          -------------------
          All of the above except the Securities and Exchange Commission registration fee are estimated.


          ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Section 7.01 of the Bylaws of PP&L Resources provides:

                    (a) RIGHT TO INDEMNIFICATION. Except as prohibited by law, every director and officer of the corporation shall be entitled as of right to be indemnified by the corporation against reasonable expense and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the corporation or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a director or officer of the corporation or by reason of the fact that such person is or was serving at the request of the corporation as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as "action"). Such indemnification shall include the right to have expenses incurred by such person in connection with an action paid in advance by the corporation prior to final disposition of such action, subject to such conditions as may be prescribed by law. Persons who are not directors or officers of the corporation may be similarly indemnified in respect of service to the corporation or to another such entity at the request of the corporation to the extent the board of directors at any time denominates such person as entitled to the benefits of this Section 7.01. As used herein, "expense" shall include fees and expenses of counsel selected by such persons; and "liability" shall include amounts of judgments, excise taxes, fines and penalties, and amounts paid in settlement.

                    (b) RIGHT OF CLAIMANT TO BRING SUIT. If a claim under paragraph (a) of this Section 7.01 is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action that the conduct of the claimant was such that under Pennsylvania law the corporation would be prohibited from indemnifying the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the conduct of the claimant was not such that indemnification would be prohibited by law, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its shareholders) that the conduct of the claimant was such that indemnification would be prohibited by law, shall be a defense to the action or create a presumption that the conduct of the claimant was such that indemnification would be prohibited by law.

                    (c) INSURANCE AND FUNDING. The corporation may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any action, whether or not the corporation would have the power to indemnify such person against such liability or expense by law or under the provisions of this
               Section 7.01. The corporation may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

                    (d) NON-EXCLUSIVITY; NATURE AND EXTENT OF RIGHTS. The right of indemnification provided for herein (1) shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which those seeking indemnification hereunder may be entitled under any agreement, bylaw or charter provision, vote of shareholders or directors or otherwise, (2) shall be deemed to create contractual rights in favor of persons entitled to indemnification hereunder, (3) shall continue as to persons who have ceased to have the status pursuant to which they were entitled or were denominated as entitled to indemnification hereunder and shall inure to the benefit of the heirs and legal representatives of persons entitled to indemnification hereunder and (4) shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof. The right of indemnification provided for herein may not be amended, modified or repealed so as to limit in any way the indemnification provided for herein with respect to any acts or omissions occurring prior to the effective date of any such amendment, modification or repeal.

               Directors and officers of PP&L Resources may also be indemnified in certain circumstances pursuant to the statutory provisions of general application contained in Pennsylvania law. Furthermore, PP&L Resources, as well as its directors and officers, may be entitled to indemnification by any underwriters named in a Prospectus Supplement against certain civil liabilities under the Securities Act of 1933 under agreements entered into between PP&L Resources and such underwriters.

               PP&L Resources presently has insurance policies which, among other things, include liability insurance coverage for officers and directors and officers and directors of PP&L Resources' subsidiaries, including the Company, under which such officers and directors are covered against any "loss" by reason of payment of damages, judgments, settlements and costs, as well as charges and expenses incurred in the defense of actions, suits or proceedings. "Loss" is specifically defined to exclude fines and penalties, as well as matters deemed uninsurable under the law pursuant to which the insurance policy shall be construed. The policies also contain other specific exclusions, including illegally obtained personal profit or advantage, and dishonesty.

          Article VI of the By-Laws of PP&L Capital Funding, Inc. provides:

                    SECTION 6.1.  RIGHT TO INDEMNIFICATION.  The
               Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the Corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors.

                    SECTION 6.2. PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, to the
                           --------  -------
                extent required by law, such payment of expenses in
               advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article VI or otherwise.

                    SECTION 6.3. CLAIMS. If a claim for indemnification or payment of expenses under this Article VI is not paid in full within sixty (60) days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of providing that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

                    SECTION 6.4. NONEXCLUSIVITY OF RIGHTS. The rights conferred on any Indemnitee by this Article VI shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

                    SECTION 6.5. OTHER SOURCES. The Corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

                    SECTION 6.6. AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal of modification.

                    SECTION 6.7. OTHER INDEMNIFICATION AND PREPAYMENT OF EXPENSES. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

               Article 7 of the Certificate of Incorporation of PP&L Capital Funding, Inc. provides:

                    The Corporation shall indemnify to the full extent
               authorized by law any person made or threatened to be made a party to an action or proceeding whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or serves or served any other enterprise as a director or officer at the request of the Corporation or any predecessor of the Corporation. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

               Directors and officers of PP&L Capital Funding may also be indemnified in certain circumstances pursuant to the statutory provisions of general application contained in Delaware law. Furthermore, PP&L Capital Funding, as well as its directors and officers, may be entitled to indemnification by any underwriters named in a Prospectus Supplement against certain civil liabilities under the Securities Act of 1933 under agreements entered into between the Company and such underwriters.

               Section 8.06 of the Amended and Restated Trust Agreement provides that PP&L Resources agrees:

                    to indemnify each Trustee for, and to hold each Trustee
               harmless against, any and all loss, damage, claims, liability or expense incurred without negligence (gross negligence, in the case of any Administrative Trustee), bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts under this Trust Agreement, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          ITEM 16.  EXHIBITS.

               Reference is made to the Exhibit Index filed herewith at page II-9, such Exhibit Index being incorporated in this Item 16 by reference.


          ITEM 17.  UNDERTAKINGS.

               The undersigned registrants hereby undertake:

                    (1) To file, during any period in which offers or sales
               are being made, a post-effective amendment to this Registration Statement:

                         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (ii) to reflect in the prospectus any facts or
                    events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that (i) and (ii) do not apply if the
               --------  -------
               information required to be included in a post -effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of PP&L Resources' annual report pursuant to Section 13(a) or
               Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    Insofar as indemnification for liabilities arising
               under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, PP&L RESOURCES, INC. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ALLENTOWN, AND COMMONWEALTH OF PENNSYLVANIA, ON THE 24TH DAY OF SEPTEMBER,
          1999.

                                             PP&L Resources, Inc.
                                             (REGISTRANT)


                                             By  /s/ William F. Hecht
                                                ---------------------------
                                                  William F. Hecht
                                                  Chairman, President and
                                                  Chief Executive Officer


               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 24TH DAY OF SEPTEMBER, 1999.


                SIGNATURE                                        TITLE
                ----------                                       -----

             /s/ William F. Hecht                              Principal
           --------------------------------------------        Executive
           William F. Hecht, Chairman, President and          Officer and
           Chief Executive Officer                             Director


             /s/ John R. Biggar                                Principal
           --------------------------------------------        Financial
           John R. Biggar, Senior Vice President and            Officer
           Chief Financial Officer

             /s/ Joseph J. McCabe                              Principal
           --------------------------------------------       Accounting
           Joseph J. McCabe, Vice President and                 Officer
           Controller

           FREDERICK M. BERNTHAL, E. ALLEN DEAVER,      ]
           WILLIAM J. FLOOD, ELMER D. GATES, STUART     ]
           HEYDT, MARILYN WARE, FRANK A. LONG AND       ]       Directors
           NORMAN ROBERTSON                             ]


           By  /s/ William F. Hecht
           --------------------------------------------
           William F. Hecht, As Attorney-in-Fact

                                  POWER OF ATTORNEY

               EACH DIRECTOR AND/OR OFFICER OF THE REGISTRANT WHOSE SIGNATURE APPEARS BELOW HEREBY APPOINTS JOHN R. BIGGAR, JAMES E. ABEL AND ROBERT J. GREY, AND EACH OF THEM SEVERALLY, AS HIS TRUE AND LAWFUL ATTORNEY-IN-FACT AND AGENT TO SIGN IN HIS NAME AND BEHALF, IN ANY AND ALL CAPACITIES STATED BELOW, AND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, ANY AND ALL AMENDMENTS, INCLUDING POST-EFFECTIVE AMENDMENTS, TO THIS REGISTRATION STATEMENT, AND THE REGISTRANT HEREBY ALSO APPOINTS EACH SUCH PERSON AS ITS ATTORNEY-IN-FACT AND AGENT WITH LIKE AUTHORITY TO SIGN AND FILE ANY SUCH AMENDMENTS IN ITS NAME AND BEHALF.

                                      SIGNATURES

               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ALLENTOWN, AND COMMONWEALTH OF PENNSYLVANIA, ON THE 24TH DAY OF SEPTEMBER, 1999.

                                             PP&L Capital Funding, Inc.
                                             (REGISTRANT)


                                             By  /s/ John R. Biggar
                                               --------------------------
                                                 John R. Biggar
                                                 President


               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 24TH DAY
          OF SEPTEMBER, 1999.


                SIGNATURE                           TITLE
                ----------------                    ------------

             /s/ William F. Hecht                   Director
           -------------------------------
           William F. Hecht

             /s/ John R. Biggar                     Principal Executive
           -------------------------------          and Financial
           John R. Biggar, President                Officer and
                                                    Director

             /s/ James E. Abel                      Principal
           -------------------------------          Accounting Officer
           James E. Abel, Treasurer                 and Director

                                     SIGNATURES

               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ALLENTOWN, AND COMMONWEALTH OF PENNSYLVANIA, ON THE 24TH DAY OF SEPTEMBER, 1999.

                                             PP&L Capital Funding Trust I
                                             (REGISTRANT)


                                             By:  PP&L RESOURCES, INC.,
                                                    AS DEPOSITOR


                                             By/s/ James E. Abel
                                               ---------------------------
                                                   James E. Abel
                                                   Vice President Finance
                                                   and Treasurer

                                 PP&L RESOURCES, INC.
                              PP&L CAPITAL FUNDING, INC.
                             PP&L CAPITAL FUNDING TRUST I
                          REGISTRATION STATEMENT ON FORM S-3

                                    EXHIBIT INDEX

           Exhibit
             No.    Description and Method of Filing
            -----   ---------------------------------

             1.1    Form of Distribution Agreement     Filed herewith.
                    with respect to Debt Securities

             1.2    Form of Underwriting Agreement     A form of any
                    with respect to Securities         underwriting
                                                       agreement with
                                                       respect to any
                                                       Securities will be
                                                       filed as an Exhibit
                                                       to a report on Form
                                                       8-K, as
                                                       contemplated by
                                                       Item 601(b)(1) of
                                                       Regulation S-K
                                                       under the
                                                       Securities Act.

             3.1    *Restated Articles of PP&L         Exhibit B to Proxy
                    Resources, Inc.                    Statement of PP&L
                                                       and Prospectus of
                                                       PP&L Resources,
                                                       Inc., dated March
                                                       9, 1995.

             3.2    *By-Laws of PP&L Resources, Inc.   Exhibit 3(ii)(a) to
                                                       PP&L Resources,
                                                       Inc. Quarterly
                                                       Report on Form 10-Q
                                                       for the quarter
                                                       ended September 30,
                                                       1998.

             3.3    *Certificate of Incorporation of   Exhibit 3.3 to PP&L
                    PP&L Capital Funding, Inc.         Resources, Inc. and
                                                       PP&L Capital
                                                       Funding, Inc.
                                                       Registration
                                                       Statement Nos. 333-
                                                       38003 and 333-
                                                       38003-01.

             3.4    *By-Laws of PP&L Capital Funding,  Exhibit 3.4 to PP&L
                    Inc.                               Resources, Inc. and
                                                       PP&L Capital
                                                       Funding, Inc.
                                                       Registration
                                                       Statement Nos. 333-
                                                       38003 and 333-
                                                       38003-01.

             4.1    *Indenture dated as of November    Exhibit 4.1 to PP&L
                    1, 1997 among PP&L                 Resources, Inc.
                         Resources, Inc., PP&L         Current Report on
                         Capital Funding, Inc. and     Form 8-K dated
                         The Chase Manhattan Bank, as  November 12, 1997.
                         Trustee

             4.2    *Supplemental Indenture No. 1 to   Exhibit 4.2 to PP&L
                    Indenture                          Resources, Inc.
                                                       Current Report on
                                                       Form 8-K dated
                                                       November 12, 1997.

             4.3    Supplemental Indenture No. 2 to    Filed herewith.
                    Indenture

             4.4    Form of Supplemental Indenture     Filed herewith.
                    establishing series of Debt
                    Securities

             4.5    Form of Officer's Certificate      Filed herewith.
                    establishing the form and terms
                    of Debt Securities.

             4.6    Form of Purchase Contract          Filed herewith.
                    Agreement

           Exhibit
             No.    Description and Method of Filing
            -----   ---------------------------------

             4.7    Form of Pledge Agreement           Filed herewith.

             4.8    Form of Remarketing Agreement      Filed herewith.

             4.9    Trust Agreement and Certificate    Filed herewith.
                    of Trust of PP&L Capital Funding
                    Trust I

             4.10   Form of Amended and Restated       Filed herewith.
                    Trust Agreement

             4.11   Form of Subordinated Indenture     Filed herewith.

             4.12   Form of Supplemental Indenture     Filed herewith.
                    establishing the series of the
                    Subordinated Debt Securities

             4.13   Form of Trust Securities           Filed herewith.
                    Guarantee Agreement

             4.14   Form of Preferred Trust            Filed herewith as
                    Securities                         part of Exhibit
                                                       4.10.

             4.15   Form of Common Stock certificate   Filed herewith.

             5.1    Opinion of Michael A. McGrail as   Filed herewith.
                    to the legality of the Securities
                    of PP&L Resources and the
                    Securities Guarantees

             5.2    Opinion of Thelen Reid & Priest    Filed herewith.
                    LLP as to the legality of the
                    Securities and the Securities
                    Guarantees

             5.3    Opinion of Simpson Thacher &       Filed herewith.
                    Bartlett as to legality of
                    Common Stock

             5.4    Opinion of Richards, Layton &      Filed herewith.
                    Finger, P.A., as to legality of
                    the Preferred Trust Securities

             12.1   *Calculation of Ratio of Earnings  Exhibit 12 to PP&L
                    to Fixed Charges                   Resources, Inc.
                                                       Quarterly Report on
                                                       Form 10-Q for the
                                                       quarter ended June
                                                       30, 1999.

             12.2   Calculation of Ratio of Earnings   Filed herewith.
                    to Fixed Charges and Preferred
                    Dividends

             23.1   Consent of Michael A. McGrail,     Filed herewith as
                    Esq.                               part of Exhibit 5.1

             23.2   Consent of Thelen Reid & Priest    Filed herewith as
                    LLP                                part of Exhibit 5.2

             23.3   Consent of Simpson Thacher &       Filed herewith as
                    Bartlett                           part of Exhibit 5.3

             23.4   Consent of Richards, Layton &      Filed herewith as
                    Finger, P.A.                       part of Exhibit 5.4

             23.5   Consent of PricewaterhouseCoopers  Filed herewith.
                    LLP

             24.1 Power of Attorney of Directors of Filed herewith. PP&L Resources, Inc.

             24.2   Power of Attorney of Trustees of   Filed herewith as
                    PP&L Capital Funding Trust I       part of Exhibit 4.9

             25.1   Statement of Eligibility of        Filed herewith.
                    Trustee under Indenture

           Exhibit
             No.    Description and Method of Filing
            -----   ---------------------------------

             25.2   Statement of Eligibility of        Filed herewith.
                    Trustee under Subordinated
                    Indenture

             25.3   Statement of Eligibility of        Filed herewith.
                    Trustee under Amended and
                    Restated Trust Agreement of PP&L
                    Capital Funding Trust I
             25.4   Statement of Eligibility of        Filed herewith.
                    Trustee under Preferred
                    Securities Guarantee

             25.5   Statement of Eligibility of        Filed herewith.
                    Trustee under Purchase Contract
                    Agreement (Purchase Contract
                    Agent)
          ________________
          * Previously filed as indicated and incorporated herein by reference.